UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________________________________

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SPIRIT AIRLINES, INC.
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SPIRIT AIRLINES, INC.
2800 Executive Way
Miramar, Florida 33025
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2015
To the Stockholders of Spirit Airlines, Inc.:
Notice Is Hereby Given that the Annual Meeting of Stockholders (“Annual Meeting”) of Spirit Airlines, Inc., a Delaware corporation (the “Company”), will be held on June 16, 2015, at 9:00 a.m. local time, at the Hilton Rosemont Chicago O'Hare, 5550 North River Road, Rosemont, Illinois 60018, for the following purposes:

1.
To elect the following three Class I directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected: Robert D. Johnson, Barclay G. Jones III and Dawn M. Zier;

2.
To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015;

3.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended;

4.	To approve the Company's 2015 Incentive Award Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 17, 2015 (the “Record Date”) can vote at this meeting or any adjournments or postponements thereof.
Our Board of Directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the Proxy Statement, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement,“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement and "FOR" the approval of our 2015 Incentive Award Plan as described in Proposal No. 4 of the Proxy Statement.
For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.
The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation of the Board of Directors with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our Annual Report to Stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors

/s/ Thomas Canfield
Thomas Canfield Secretary
Miramar, Florida
April 28, 2015

SPIRIT AIRLINES, INC.
2800 Executive Way
Miramar, Florida 33025
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2015
The Board of Directors of Spirit Airlines, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on June 16, 2015, at 9:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Hilton Rosemont Chicago O'Hare, 5550 North River Road, Rosemont, Illinois 60018.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Accordingly, on or about April 28, 2015, we are making this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of April 17, 2015 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. We intend to mail this Proxy Statement, together with the accompanying proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Spirit Airlines, Inc. are shares of common stock, par value $0.0001 per share (the “common stock”), of which there were 72,986,762 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Spirit Airlines, Inc. as the “Company,” “Spirit,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Spirit’s fiscal year, we mean the twelve-month period ending December 31 of the stated year. Agreements, plans and other documents referenced to in this Proxy Statement are to be qualified in their entirety by reference to the actual full text of such agreements, plans and other documents.
The Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”), is available in the “Financials” section of our website at http://ir.spirit.com. You also may obtain a copy of the Company’s Annual Report on Form 10-K, without charge, by contacting: Secretary, c/o Spirit Airlines, Inc., 2800 Executive Way, Miramar, FL 33025.

THE PROXY PROCESS AND STOCKHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 17, 2015 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 72,986,762 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 17, 2015, your shares were registered directly in your name with the transfer agent for our common stock, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on April 17, 2015, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote “FOR”:

•	the election of the following three Class I directors to hold office until our 2018 annual meeting of stockholders: Robert D. Johnson, Barclay G. Jones III and Dawn. M. Zier;

•	the ratification of the selection, by the Audit Committee of the Board, of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

•	the approval of our 2015 Incentive Award Plan.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.
For the election of directors, you may either vote “FOR” each of the three nominees or you may withhold your vote for any nominee you specify. For the ratification of the selection of the Company’s independent auditors, the non-binding, advisory vote to approve named executive officer compensation and the approval of the 2015 Incentive Award Plan, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or email, by signing, dating and returning the proxy card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•
To vote by mail, if you properly requested and received a proxy card by mail or email, complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically. If you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted?
With respect to Proposal No. 1, the election of directors, the three nominees receiving the highest number of votes will be elected. With respect to Proposal Nos. 2, 3 and 4, the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on each proposal is required for approval.
Brokers who hold shares in street name for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If your shares are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal Nos. 1, 3 and 4, the broker may not exercise discretion to vote on those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Please instruct your bank or broker so your vote can be counted.
If stockholders abstain from voting, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1 and, with regard to Proposal Nos. 2, 3 and 4, will have the same effect as an “AGAINST” vote.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2015.
How do I vote via Internet or telephone?
You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 15, 2015. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the three nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, “FOR” the approval, on a non-binding, advisory basis, of named executive officer compensation and "FOR" the approval of our 2015 Incentive Award Plan. If any other matter is properly presented at the Annual Meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or the proxy card that you receive by mail or email pursuant to your request, which include instructions for voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 2800 Executive Way, Miramar, Florida 33025.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in the proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 30, 2015, to our Secretary at 2800 Executive Way, Miramar, Florida 33025; provided that if the date of that annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in the proxy materials for next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 17, 2016 and March 18, 2016; provided that if the date of that annual meeting is earlier than May 17, 2016 or later than August 15, 2016, you must give notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 72,986,762 shares outstanding and entitled to vote. Accordingly, not less than 36,493,382 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The Board is comprised of nine (9) members. In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Presently, our directors are divided among the three classes as follows:

•	Class I directors: Robert D. Johnson, Barclay G. Jones III and Stuart I. Oran, whose terms will expire at the Annual Meeting;

•	Class II directors: Carlton D. Donaway, David G. Elkins and Horacio Scapparone, whose terms will expire at the annual meeting of stockholders to be held in 2016; and

•	Class III directors: B. Ben Baldanza, Robert L. Fornaro and H. McIntyre Gardner, whose terms will expire at the annual meeting to be held in 2017.
Any additional directorships resulting from an increase in the number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the directors.
The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Mr. Oran's term as a Class I director will expire at the Annual Meeting and he has decided not to seek re-election. On April 22, 2015, based on the recommendations of the Nominating and Corporate Governance Committee and pursuant to the Company's Amended and Restated Bylaws, the Board nominated Dawn M. Zier to stand for election at the Annual Meeting as a Class I director.
Accordingly, Robert D. Johnson, Barclay G. Jones III and Dawn M. Zier have been nominated and each has consented to being named in this proxy statement and to serve as Class I directors upon their election at the Annual Meeting. Each director to be elected will hold office until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
Directors are elected by a plurality of the votes cast at the meeting. Pursuant to the Company's corporate governance guidelines, any director nominee who receives a greater number of votes withheld from his or her election than votes for such election must submit his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Board will then act after considering the Nominating and Corporate Governance Committee's recommendation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company
Class I Directors whose terms expire at the 2015 Annual Meeting of Stockholders
Robert D. Johnson (2) (4)	67	Director
Barclay G. Jones III (2) (3)	54	Director
Stuart I. Oran (2) (3)	64	Director
Class II Directors for election at the 2016 Annual Meeting of Stockholders
Carlton D. Donaway (3) (4)	63	Director
David G. Elkins (1)	73	Director
Horacio Scapparone (1) (3)	63	Director
Class III Directors whose terms expire at the 2017 Annual Meeting of Stockholders
B. Ben Baldanza (4)	53	President, Chief Executive Officer and Director
Robert L Fornaro (1) (4)	62	Director
H. McIntyre Gardner (2)	53	Director and Chairman of the Board

(1)    Member of the Compensation Committee of the Board.
(2)    Member of the Audit Committee of the Board.
(3)    Member of the Nominating and Corporate Governance Committee of the Board.
(4)    Member of the Safety, Security and Operations Committee of the Board.
If elected as a Class I director at the Annual Meeting, Ms. Zier will serve as a member of the Audit Committee effective June 16, 2015.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders
Robert D. Johnson has been a member of the Board since July 2010. Mr. Johnson retired in 2008 as Chief Executive Officer of Dubai Aerospace Enterprise (DAE), a global aerospace engineering and services company. In 2005, prior to DAE, Mr. Johnson was Chairman of Honeywell Aerospace, a leading global supplier of aircraft engines, equipment, systems and services, where he also served prior to 2005 as President and Chief Executive Officer. Prior to Honeywell Aerospace, Mr. Johnson held management positions at various aviation and aerospace companies. He served on the board of directors of Ariba, Inc., a publicly traded software company, from 2005 to 2012, and currently serves on the board of directors of Spirit Aerosystems, a publicly traded aerospace components company that is not affiliated with Spirit Airlines, and Roper Industries, Inc., a publicly traded diversified industrial company. The Board has concluded that Mr. Johnson should continue to serve on the Board and on the Audit and Safety, Security and Operations Committees because of his experience in the aviation and aerospace industries, his financial expertise and his general business knowledge.
Barclay G. Jones III has been a member of the Board since 2006. Since March 2000, Mr. Jones has been the Executive Vice President of Investments for iStar Financial Inc., a publicly traded finance company focused on the commercial real estate industry. Prior to iStar, Mr. Jones was at W.P. Carey & Co., an investment management company, where he served in a variety of capacities, including Vice Chairman and Chief Acquisitions Officer. The Board has concluded that Mr. Jones should continue to serve on the Board and on the Audit and Nominating and Corporate Governance Committees based on his financial expertise and his general business experience.

Dawn M. Zier will become a member of the Board effective June 16, 2015, if elected by our stockholders at our Annual Meeting. Since November 2012, Ms. Zier has served as President and Chief Executive Officer of Nutrisystem Inc., a commercial provider of weight loss products and services, and as a member of its board of directors. Before joining Nutrisystem, Ms. Zier served as the President of International at the Reader's Digest Association, Inc., a global media and direct marketing company (the "Reader's Digest Association"), from April 2011 to November 2012 and as an Executive Vice President of the Reader's Digest Association from February 2011 to November 2012. From October 2009 to April 2011, Ms. Zier served as President, Europe of the Reader's Digest Association. Prior to serving in these roles, she served as the President of Global Consumer Marketing for the Reader's Digest Association from June 2008 to October 2009 and as the President and Chief Executive Officer of Direct Holdings U.S. Corp., a marketer of audio and video products and at such time a subsidiary of the Reader's Digest Association, from June 2009 to October 2009. From August 2005 to June 2008, Ms. Zier served as the President of North American Consumer Marketing for the Reader's Digest Association. RDA Holding Co., the holding company and parent of Reader's Digest Association, underwent a reorganization under Chapter 11 of the U.S. Bankruptcy Code beginning in 2013. Ms. Zier also served on the Direct Marketing Education Foundation's Board of Trustees from October 2010 to October 2012 and on the Direct Marketing Association's Board of Directors from October 2008 to present, and also as its Secretary from October 2012 to October 2014. From 2005 to 2009, she chaired the Magazine's Director's Advisory Committee for the Audit Bureau of Circulations. The Board has concluded that Ms. Zier should serve on the Board and on the Audit Committee based on her leadership, consumer marketing expertise and general business experience.
Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders
Carlton D. Donaway has been a member of the Board since January 2013. Since 2004, Mr. Donaway has been the principal and Chairman of JSKD Advisors LLC, a consulting firm. From 2004 to 2008, Mr. Donaway was an advisor to Cerberus Capital Management, L.P. (“Cerberus”), a private investment firm, and to Cerberus Operations and Advisory Company, an affiliate of Cerberus that offers senior management and advisory services. Prior to working with Cerberus, Mr. Donaway served as Executive Chairman of DHL Holdings-USA, a division of Deutsche Post DHL that provides international express and mail services. He was also Chairman and Chief Executive Officer of Airborne, Incorporated, a global transportation and logistics company. Mr. Donaway served as a board member and Chairman of Anchor Glass Container Corporation, a glass container manufacturer, from November 2004 to June 2005. In August of 2005, Anchor Glass Container Corporation filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. Mr. Donaway also served as a board member of ACE Aviation Holdings, an investment holding company for various aviation interests, from 2004 to 2008. The Board has previously concluded that Mr. Donaway should serve on the Board and on the Nominating and Corporate Governance and Safety, Security and Operations Committees based on his knowledge of the aviation industry, experience in operational and governance matters, leadership and general business experience.
David G. Elkins has been a member of the Board since July 2010. Mr. Elkins retired in 2003 as President and Co-Chief Executive Officer of Sterling Chemicals, Inc., a North American chemicals producer headquartered in Houston, Texas. Prior to joining Sterling Chemicals in 1998, Mr. Elkins was a senior partner in the law firm of Andrews Kurth LLP, where he specialized in corporate and business law. Mr. Elkins formerly served as an independent director of numerous public and private corporations, including The Houston Exploration Company, Holley Performance Products, Inc. (non-executive Chairman), Pliant Corporation, Zilog, Inc., Sterling Chemicals, Inc., Guilford Mills, Inc., Pioneer USA, Inc. and Memorial Hermann Hospital System. Mr. Elkins currently serves on the Development Board of the University of Texas at Arlington. The Board has previously concluded that Mr. Elkins should serve on the Board and on the Compensation Committee based on his experience with corporate and financial transactions, corporate governance expertise, human resources and executive compensation expertise and business leadership experience.
Horacio Scapparone has been a member of the Board since 2006. From 1997 until 2012, he served as Chief Executive Officer of the Bristol Group, an Argentine insurance group dedicated to property and casualty and surety businesses. From 2002 to 2007, he was a board member and Chairman of Alpargatas SAIC, a large Argentine textile company sold in 2007 to a Brazilian textile company. In 2007 Alpargatas filed for protection under Argentinean bankruptcy law. The Board has previously concluded that Mr. Scapparone should serve on the Board and on the Compensation and Nominating and Corporate Governance Committees, based on his financial expertise, general business experience and familiarity with Latin America.

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders
B. Ben Baldanza has been a member of the Board since May 2006. He has served as our President and Chief Executive Officer ("CEO") since May 2006 and as our President and Chief Operating Officer from January 2005 to May 2006. From August 1999 to January 2005, Mr. Baldanza served as Senior Vice President of Marketing and Planning at US Airways, where he was responsible for route planning, scheduling, pricing and revenue management, marketing, sales, cargo, distribution and the international division. Prior to US Airways, Mr. Baldanza served as Managing Director and Chief Operating Officer of Grupo Taca, an airline group based in Latin America. Mr. Baldanza previously held positions at Continental Airlines,

Northwest Airlines and American Airlines. The Board has previously concluded that Mr. Baldanza should serve on the Board and on the Safety, Security and Operations Committee based on his experience in the airline industry and due to his position as CEO.
Robert L. Fornaro has been a member of the Board since May 2014. He served as a consultant to Southwest Airlines Co. and AirTran Airways Inc., a subsidiary of AirTran Holdings Inc., from May 2011 through April 2014. Mr. Fornaro served as the President and Chief Executive Officer of AirTran Holdings Inc. from November 2007 to May 2011. He also served as President and Chief Operating Officer of AirTran Airways Inc. from March 2001 to November 2007 and as President and Chief Financial Officer from March 1999 to August 2000. From February 1998 to March 1999, Mr. Fornaro served as a consultant in the airline industry. From 1992 to February 1998, he served as Senior Vice President of Planning for US Airways. Prior to that, he served as Senior Vice President of Marketing Planning at Northwest Airlines from 1988 to 1992. He served as the Chairman of AirTran Airways Inc. from May 2008 to May 2011 and served on its board from 2001 to May 2011. He served as Chairman of the Board of AirTran Holdings Inc. from 2008 to May 2011. The Board has previously concluded that Mr. Fornaro should serve on the Board and on the Compensation and Safety, Security and Operations Committees based on his business skills, experience in the airline industry, operational expertise and his general business knowledge.
H. McIntyre Gardner has been a member of the Board since July 2010 and Chairman of the Board since August 2013. Mr. Gardner retired in 2008 from Merrill Lynch & Co., Inc. as the Head of Americas Region and Global Bank Group, Global Private Client. Prior to joining Merrill Lynch in July 2000, Mr. Gardner was the President and Chief Operating Officer of Helen of Troy Limited, a personal care products manufacturer. The Board has previously concluded that Mr. Gardner should serve on the Board as Chairman and on the Audit Committee, based on his financial and business skills, extensive corporate finance experience and broad financial expertise.
Executive Officers
The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Edward M. Christie, III	44	Senior Vice President and Chief Financial Officer
John Bendoraitis	51	Senior Vice President and Chief Operating Officer
Theodore C. Botimer	49	Senior Vice President, Network and Revenue Management
Thomas C. Canfield	59	Senior Vice President, General Counsel and Secretary
Edmundo Miranda	38	Vice President, Controller
Robert A. Schroeter	37	Vice President, Consumer Marketing
Martha Laurie Villa	54	Vice President and Chief Human Resources Officer

Edward M. Christie, III has served as our Senior Vice President and Chief Financial Officer since April 2012. Prior to joining Spirit, Mr. Christie served as Vice President and Chief Financial Officer of Pinnacle Airlines Corp. from July 2011 to March 2012. Prior to that, Mr. Christie was a partner in the management consulting firm of Vista Strategic Group LLC from May 2010 to July 2011. Mr. Christie served in various positions from 2002 to 2010 at Frontier Airlines, including as Chief Financial Officer from June 2008 to January 2010, as Senior Vice President, Finance from February 2008 to June 2008, as Vice President, Finance from May 2007 to February 2008, and before that in several positions, including Corporate Financial Administrator, Director of Corporate Financial Planning, and Senior Director of Corporate Financial Planning and Treasury. In April 2008, Frontier Airlines filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.

John Bendoraitis has served as our Senior Vice President and Chief Operating Officer since October 2013.  Prior to joining Spirit, Mr. Bendoraitis served as Chief Operating Officer of Frontier Airlines from March 2012 to October 2013.  Previously, from 2008 to 2012, he served as President of Comair Airlines. From 2006 to 2008, he served as President of Compass Airlines, where he was responsible for the certification and launch of the airline. Mr. Bendoraitis began his aviation career in 1984 at Northwest Airlines, where over a 22-year span he worked his way up from aircraft technician to vice president of base maintenance operations.
Theodore C. Botimer has served as our Senior Vice President, Network Planning and Revenue Management since November 2014. From April 2008 to October 2014, he served as Senior Vice President, Revenue Management and Strategic Planning of XOJET and prior to that, from 2005 to 2008, as President of Perishable Asset Management, a transportation planning, pricing and revenue management consulting firm. From 2002 to 2005, Mr. Botimer served as Senior Vice President, Planning of Cendant Car Rental Group. Prior to that, from 1995 to 2001, he held various senior pricing and revenue positions in Continental Airlines and America West.

Thomas C. Canfield has served as our Senior Vice President—General Counsel and Secretary since October 2007. From September 2006 to October 2007, Mr. Canfield served as General Counsel & Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as CEO and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in 17 Latin American cities. Mr. Canfield also served as General Counsel & Secretary at AT&T Latin America Corp from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of Debevoise & Plimpton LLP. Mr. Canfield serves on the board and on the audit and nominating and corporate governance committees of Iridium Communications Inc., a satellite communications company. Mr. Canfield previously served on the board of directors of Tricom S.A., a telecommunications company, from 2004 to 2010.
Edmundo Miranda has served as our Vice President and Controller since January 2012. Prior to that, he served as our Senior Director, Corporate Controller from January 2009 to December 2011 and as Director of Corporate Accounting from July 2007 to January 2009. From 2001 to 2007, Mr. Miranda served in the audit practice of KPMG LLP, where he worked with publicly traded and mid-sized to large private corporations before leaving as a Manager.
Robert A. Schroeter has served as our Vice President, Consumer Marketing since October 2012. Prior to that, he served as our Senior Director, Consumer Marketing from September 2006 to September 2012 and as Director, Interactive Marketing from July 2005 to August 2006. Prior to that, he held various positions at US Airways and was responsible for online advertising and e-mail marketing. Mr. Schroeter's early experience in the airline and travel industry includes e-commerce product management, project management and pricing roles with LasVegas.com, US Airways and America West Airlines.
Martha Laurie Villa has served as our Vice President & Chief Human Resources Officer since October 2014. Prior to that, Mrs. Villa was an independent consultant and, from March 2014 to September 2014, served as Interim Vice President, Human Resources at Charter Schools USA.  Other senior roles held by Mrs. Villa include Chief People Officer for Liberty Power from November 2009 to February 2013, VP, Human Resources for LexisNexis Risk Solutions from July 2006 to September 2009 and Senior VP, Human Resources for Ann Taylor Corporation from April 2002 to January 2005.  Prior to that, she held global senior human resources leadership positions at both Transora and Sara Lee Corporation.  She also serves on the Board of Advisors of Primate Technologies, a private software development company in the power utility industry, since March of 2013.

BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the NASDAQ Stock Market rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ Stock Market, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that, with the exception of Mr. Baldanza who is our CEO, all the members of the Board are independent directors, in each case within the meaning of the applicable NASDAQ Stock Market listing standards.
As required under the NASDAQ Stock Market rules, our independent directors meet regularly in executive sessions at which only independent directors are present.
There are no family relationships among any of our directors or executive officers.
Board Responsibilities; Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our CEO and other members of management based on reports from the Compensation Committee. Following the end of each year, the Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, our Audit Committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Audit Committee reports to the full Board with respect to these matters, among others. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and periodically reports to the entire Board about such risks.
Leadership Structure
We have historically separated the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the CEO, and sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Gardner currently serves as our Chairman of the Board and Mr. Baldanza currently serves as our President and CEO. In addition, our amended and restated bylaws provide that the independent directors may appoint a lead director from among them to perform such duties as may be assigned by the Board.
Board Committees
The Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Safety, Security and Operations Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board also has an ad hoc Finance Committee, which meets at the request of the Board or management. A copy of the Finance Committee charter is available on the Company’s website at http://ir.spirit.com.

Committee Membership as of April 28, 2015

Director	Independent (Y/N)	Audit	Compensation	Nominating and Corporate Governance	Safety, Security and Operations
B. Ben Baldanza	N				X
Carlton D. Donaway	Y			Chair	X
David G. Elkins	Y		Chair
Robert L. Fornaro	Y		X		Chair
H. McIntyre Gardner	Y	X
Robert D. Johnson	Y	Chair			X
Barclay G. Jones III	Y	X		X
Stuart I. Oran	Y	X		X
Horacio Scapparone	Y		X	X
If elected as a Class I director at the Annual Meeting, Ms. Zier will serve as a member of the Audit Committee effective June 16, 2015.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee’s performance. The current members of our Audit Committee are Messrs. Gardner, Johnson, Jones and Oran, with Mr. Johnson serving as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Board has determined that each of Mr. Johnson and Mr. Gardner is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NASDAQ Stock Market. Messrs. Gardner, Johnson, Jones and Oran are independent directors as defined under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the Audit Committee charter is available on the Company’s website at http://ir.spirit.com. Mr. Oran will cease being a member of the Audit Committee at the time of the Annual Meeting and, if elected as a Class I director at the Annual Meeting, Ms. Zier will become a member of the Audit Committee effective June 16, 2015.
Compensation Committee
Our Compensation Committee reviews and approves, and in some instances makes recommendations with respect to, the Company's policies, practices and plans relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates their performance in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee considers recommendations of our CEO with respect to the compensation of other Company officers. Our CEO evaluates each other officer’s overall performance and contributions to us at the end of each fiscal year and reports to the Compensation Committee his recommendations for the other officers’ compensation. The Compensation Committee also administers the issuance of restricted stock units, performance share units and other awards under our equity-based compensation plans. The Compensation Committee also reviews, and makes recommendations to the Board with respect to, the form and amount of compensation of non-employee directors of the Company. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The Compensation Committee performs other functions as set forth in the Compensation Committee charter. A copy of the Compensation Committee charter is available on the Company’s website at http://ir.spirit.com.

During 2014, the Compensation Committee continued to engage Towers Watson & Co. (“Towers Watson”), an independent executive compensation advisory firm originally engaged by the Compensation Committee in 2011, as the Compensation Committee’s independent compensation advisor. Based on information provided by Towers Watson and by Company management, in March 2015 the Compensation Committee determined that no conflict of interest currently exists with, or was raised during the 2014 fiscal year by the work of, Towers Watson, and that Towers Watson is independent considering the factors enumerated by the SEC for evaluating compensation advisor independence.
The current members of our Compensation Committee are Messrs. Elkins, Fornaro and Scapparone, with Mr. Elkins serving as the chair of the committee. The Board has affirmatively determined that each of Messrs. Elkins, Fornaro and Scapparone meets the definition of “independent director” for purposes of the NASDAQ Stock Market listing rules and for purposes of Section 162(m) of the Internal Revenue Code.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines, reporting and making recommendations concerning governance matters, and reviewing and making recommendations regarding succession plans with respect to our CEO and other named executive officers. A copy of our corporate governance guidelines is available on the Company's website at http://ir.spirit.com.

The Nominating and Corporate Governance Committee reviews candidates for director in the context of the current composition, skills and expertise of the Board, the operating requirements of the Company and the interests of stockholders. The Nominating and Corporate Governance Committee also takes into consideration applicable laws and regulations (including the NASDAQ Stock Market listing standards), diversity, age, skills, experience, integrity, ability to make independent analytical inquires, understanding of the Company’s business and business environment, willingness to devote adequate time and effort to Board responsibilities and other relevant factors. In the case of new director candidates, the Nominating and Corporate Governance Committee determines whether the nominee must be independent for purposes of NASDAQ Stock Market Rules and applicable SEC rules and regulations. The Nominating and Corporate Governance Committee then compiles a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the functions and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications. All members of the Nominating and Corporate Governance Committee, the Chairman and the CEO then interview candidates that the Nominating and Corporate Governance Committee believes have the requisite background, before recommending a nominee to the Board, which votes to elect the nominees. On April 22, 2015, the Nominating and Corporate Governance Committee found Ms. Dawn M. Zier to be well-qualified and recommended to the Board that Ms. Zier be nominated to stand for election as a Class I director at the Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Though the committee has not established a formal policy with regard to consideration of director candidates recommended by stockholders, the Board believes that the procedures set forth in the Company’s amended and restated bylaws are currently sufficient and that the establishment of a formal policy is not necessary.
Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering, along with any updates or supplements required by the Company’s amended and restated bylaws, a written recommendation, c/o the Company’s Secretary, to the following address: Spirit Airlines, Inc., 2800 Executive Way, Miramar, Florida 33025 not earlier than the 120th day prior to and not later than the 90th day prior to the first anniversary of the Company’s annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such recommendation shall be delivered not earlier than the 120th day prior to the Company’s annual meeting and not later than the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Submissions must include the required information and follow the specified procedures set forth in the Company’s amended and restated bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The nominating and Corporate governance committee will evaluate any director candidates that are properly recommended by stockholders in the same manner as it evaluates all other director candidates, as described above.
The Nominating and Corporate Governance Committee is comprised of Messrs. Donaway, Jones, Oran and Scapparone, with Mr. Donaway serving as the chair of the committee. The Board has affirmatively determined that each of Messrs.

Donaway, Jones, Oran and Scapparone meets the definition of “independent director” for purposes of the NASDAQ Stock Market listing rules. A copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website at http://ir.spirit.com.
Safety, Security and Operations Committee
On January 21, 2015, the Board constituted a Safety, Security and Operations Committee to oversee the Company's activities, programs and procedures with respect to safety, security and airline operations. Among other matters, the Safety, Security and Operations Committee reviews the Company's safety programs, policies and procedures; reviews the Company's policies, procedures and investments, and monitors the Company activities, with respect to physical and information security; and reviews other aspects of airline operations such as reliability, organization and staffing. The current members of our Safety, Security and Operations Committee are Messrs. Donaway, Fornaro, Johnson and Baldanza, with Mr. Fornaro serving as the chair of the committee. The Safety, Security and Operations Committee operates under a written charter, a copy of which is available on the Company’s website at http://ir.spirit.com.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
The Board met nine times during 2014. The Audit Committee of the Board met eight times, the Compensation Committee of the Board met eleven times and the Nominating and Corporate Governance Committee met two times during 2014. The Safety, Security and Operations Committee did not meet in 2014 as it was constituted by the Board on January 21, 2015. During 2014, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. All of our directors attended our annual meeting of stockholders in 2014.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary, at 2800 Executive Way, Miramar, Florida 33025. The Secretary will forward the communication to the Board members.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Executive Compensation
We seek to ensure a pay-for-performance culture with well-balanced and transparent compensation policies and practices, more fully described in the "Compensation Discussion and Analysis" section of this Proxy Statement.
Perquisites
Perquisites are not a significant part of our executive compensation program. As is common in the airline industry, senior executives and their immediate families are entitled to certain travel privileges on our flights, which may be on a positive space basis.
Stock Ownership Guidelines for Non-employee Directors and Executives
We maintain stock ownership guidelines applicable to non-employee directors and executives, more fully described in the "Compensation Discussion and Analysis" section of this Proxy Statement. All of our non-employee directors and executive officers, including our named executive officers, are currently in compliance with the guidelines.
Clawback Policy
In 2014 we adopted a clawback policy, pursuant to which the Company may seek reimbursement of incentive compensation (cash and equity-based) paid to executive officers on the basis of reported financial results that are later the subject of a financial statement restatement.
Retirement and Pension Practices

We do not provide a defined benefit pension plan or any supplemental executive retirement plan or other form of non-qualified retirement plan for our executive officers.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines to assist them in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. The guidelines address areas such as Board and committee size and composition, director qualification standards and interaction with institutional investors. A copy of our corporate governance guidelines is available to security holders on the Company's website at http://ir.spirit.com.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is applicable to all members of the Board, executive officers and employees, including our CEO, Chief Financial Officer and principal accounting officer. The Code of Business Conduct and Ethics addresses, among other things, issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. We intend to promptly disclose (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our directors, executive officers or other principal financial officers and (2) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified directors, executive officers or other principal financial officers, the name of such person who is granted the waiver and the date of the waiver, on our website. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at http://ir.spirit.com.
Related Party Transactions
The Board has adopted a written related party policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of such related party.

Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation provides that we may indemnify our directors and executive officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and executive officers to the fullest extent permitted by Delaware law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the Board. For more information, see “Certain Relationships and Related Transactions – Other Transactions” elsewhere in this Proxy Statement. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these limitations of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

PROPOSAL NO. 2:
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred by Ernst & Young LLP during the years ended December 31, 2014 and 2013. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2014	2013
	(in thousands)
Audit Fees	$999	$854
Audit-Related Fees	—	—
Tax Fees	30	3
All Other Fees	2	2
Total Fees	$1,031	$859
Audit Fees
Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements, including reviews of our quarterly financial statements, as well as audit services provided in connection with certain other regulatory filings including our 2014 and 2013 filings of reports or registration statements on Form 10-K, Form 10-Q, Form 10-QA, Form 8-K and comfort letter consents.
Audit-Related Fees
There were no audit-related fees of Ernst & Young LLP during 2014 and 2013.

Tax Fees
Tax fees represent fees billed for professional services rendered for the review and advice on U.S. and foreign tax matters.
All Other Fees
All other fees represent an annual license fee for access to Ernst & Young LLP’s web-based accounting research tool during 2014 and 2013.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available on the Company's website at http://ir.spirit.com.
The Audit Committee approved all audit and other services provided by Ernst & Young LLP for 2014 and 2013 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.
The Audit Committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence and concluded that they were so compatible.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 3:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing stockholders with a non-binding, advisory vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). In 2012, our stockholders voted on a proposal relating to the frequency of the "say-on-pay" vote. We recommended, and our stockholders approved on an advisory, non-binding basis, an annual say-on-pay vote. We agree with our stockholders and have included this advisory (non-binding) vote on the compensation of our named executive officers for fiscal year 2014.
Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.”
To be approved, this proposal must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
At our 2014 annual meeting of stockholders, approximately 98% of the shares voted were cast in favor of our management "say on pay" resolution. The Compensation Committee believes those voting results affirm our stockholders’ strong support of our approach to executive compensation and did not make any fundamental changes for 2015. The Company recommends that stockholders again approve and support the decisions pertaining to the compensation of our named executive officers and the Company’s executive compensation programs.
As described in detail under the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation programs are designed to motivate our executives to create a successful company. Our philosophy is to make a significant percentage of an executive officer’s compensation “at-risk” and tied to the Company’s performance. We believe that our compensation program, with its balance of short-term incentives (including annual performance bonuses) and long-term incentives (including performance-based equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the "Compensation Discussion and Analysis" section of this Proxy Statement, the accompanying compensation tables and the related narrative disclosure.
Among other programs applicable to executive officers, the Company (i) does not pay tax gross-ups to its executive officers with respect to retirement, severance or change-in-control payments; (ii) maintains stock ownership guidelines as well as a clawback policy, both applicable to executive officers; and (iii) has an anti-hedging and anti-pledging policy applicable to executive officers.
This vote is non-binding. The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Unless the Board modifies its determination on the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote will be held at the 2016 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN
THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT, THE ACCOMPANYING COMPENSATION TABLES
AND THE RELATED NARRATIVE DISCLOSURE.

PROPOSAL NO. 4

APPROVAL OF 2015 INCENTIVE AWARD PLAN

    On December 16, 2014, our Board approved the Spirit Airlines, Inc. 2015 Incentive Award Plan (the “2015 Plan”) and now submits the 2015 Plan for stockholder approval. The affirmative vote of a majority of the Company's shares represented at the Annual Meeting and entitled to vote is required to approve the 2015 Plan.

The 2015 Plan is intended to replace the Company’s current 2011 Equity Incentive Award Plan (the "2011 Plan"), which received stockholder approval on May 19, 2011. The 2015 Plan is substantially identical to the 2011 Plan. The primary difference is that the 2015 Plan includes provisions that would allow the Company to avoid certain limitations imposed by Section 162(m) of the Internal Revenue Code ("Section 162(m)") on the income tax deductibility of performance-based compensation paid to our CEO and three other most highly compensated officers, excluding our Chief Financial Officer ("Section 162(m) Officers"). Since the date of our initial public offering in June 2011, we have not been subject to the provisions of Section 162(m) because of a transitional relief exception under Section 162(m) that applies to newly-public companies. However, this transitional relief expires on the date of the Annual Meeting.

Upon approval of the 2015 Plan by the stockholders, no further awards will be granted under the 2011 Plan. The 2011 Plan will continue to govern awards previously granted under the 2011 Plan. If the stockholders do not approve the 2015 Plan, we will continue to grant awards under the 2011 Plan. Failure of the stockholders to approve the 2015 Plan will mean that the Company cannot grant awards to our Section 162(m) Officers under the 2011 Plan that meet the requirements of "performance-based compensation" under Section 162(m). However, such failure will not limit in any other manner the amount and type of awards that may be granted to our Section 162(m) Officers under the 2011 Plan.

The same reasons for establishing the 2011 Plan are applicable to establishing the 2015 Plan, which are namely to: (i) help promote the success and enhance the value of the Company by linking the personal interests of the members of our Board, key employees and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders and (ii) provide flexibility to the Company in its ability to attract, motivate and retain the services of members of our Board, key employees and consultants upon whose judgment, interests and special efforts the successful conduct of the Company's operations is largely dependent.

    We are not requesting approval of additional shares to be added to the 2015 Plan. Instead, the remaining shares available for grant under the 2011 Plan will be made available under the 2015 Plan if the 2015 Plan is approved.

The following summary of the material terms of the 2015 Plan does not purport to be a complete description of all the provisions of the 2015 Plan and is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached as Annex A to this Proxy Statement and incorporated in its entirety in this Proposal No. 4 by reference. The 2015 Plan continues the following stockholder-friendly provisions found in the 2011 Plan:

•	The 2015 Plan will be administered by the Compensation Committee of our Board, which is comprised entirely of independent non-employee directors.

•	The 2015 Plan does not provide for single-trigger vesting acceleration upon a change in control of the Company unless the acquirer does not assume or replace the award.

•
The 2015 Plan limits transferability of awards. In general, awards may not be sold, pledged, assigned or transferred by the person to whom they are granted, except in limited circumstances approved by the administrator.

•	The 2015 Plan does not provide for any tax gross-ups.

•
The 2015 Plan permits the administrator the authority to provide for clawback provisions in any award, allowing the Company to recoup any proceeds, gains or economic benefits received by a holder of an award and to terminate an award in the event of competitive or other harmful activity by the holder.

•
The exercise price of options and stock appreciation rights cannot be less than 100% of the fair market value of the Company’s common stock on the date options or stock appreciation rights are granted.

In addition, the 2015 Plan has a number of new provisions for the benefit of our stockholders, including the following:

•
The 2015 Plan is intended to conform to the requirements of Section 162(m). Accordingly, assuming approval by the stockholders, the 2015 Plan will enable the Company to pay compensation to our Section 162(m) Officers that qualifies as "performance-based" within the meaning of Section 162(m) and to obtain the applicable tax deductions.

•
The 2015 Plan limits the maximum number of shares that may be covered by awards to any one individual in any one year to 1,000,000 shares in the case of options and stock appreciation rights and 300,000 shares (or $10,000,000) for other types of awards.

•
The 2015 Plan “recaptures” fewer shares than the 2011 Plan. Shares of common stock tendered to, or withheld by, the Company to satisfy the grant or exercise price or tax withholding obligations pursuant to any award do not become available for future issuance.

•
The 2015 Plan provides for minimum vesting of awards. Awards granted under the 2015 Plan to our employees or consultants (excluding non-employee members of our Board) become vested on one or more vesting dates over a period of not less than one year following the date of grant, subject to limited exceptions.

•	Under the 2015 Plan, options and stock appreciation rights may not be repriced without first obtaining stockholder approval.
2015 Incentive Award Plan
The 2015 Plan permits the grant of a variety of stock-based compensation awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock awards, dividend equivalent awards, stock payment awards and other equity-based awards. The 2015 Plan is also designed to permit us to make cash-based awards and equity-based awards intended to qualify as “performance-based compensation” under Section 162(m), which we refer to as “performance awards.”
Share Reserve
If the 2015 Plan is approved, the number of shares initially reserved for issuance thereunder will equal 2,682,457, which is the number of shares of common stock that were available for issuance under the 2011 Plan as of December 16, 2014. Such amount will be (i) reduced by any shares which are the subject of awards made under the 2011 Plan after December 16, 2014 and prior to the date the 2015 Plan is approved by the Company's stockholders and (ii) increased for any shares subject to outstanding awards that were previously granted under the 2011 Plan that, after December 16, 2014, expire or otherwise terminate without having been exercised or settled in full. As noted above, we are not requesting approval of additional shares to be added to the 2015 Plan. The same number of shares available for grant under the 2011 Plan will instead be made available under the 2015 Plan if the 2015 Plan is approved.

The following counting provisions will be in effect for the share reserve under the 2015 Plan:

•
to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2015 Plan;

•
to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2015 Plan, such tendered or withheld shares will not be available for future grants under the 2015 Plan;

•	to the extent that shares of our common stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2015 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2015 Plan;

•
to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2015 Plan;

•	the full amount of shares available under the 2015 Plan are available to be issued pursuant to incentive stock options; and

•
the maximum number of shares that may be covered by awards to any one individual in any one year to 1,000,000 shares in the case of options and stock appreciation rights and 300,000 shares (or $10,000,000) for other types of awards.

Administration. The Compensation Committee of our Board will administer the 2015 Plan unless our Board assumes authority for administration. The 2015 Plan provides that the Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the Company to a committee consisting of one or more members of our Board or one or more of our officers.
Subject to the terms and conditions of the 2015 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2015 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2015 Plan. Our Board may also act with the authority to administer the 2015 Plan, and at any time remove the Compensation Committee as the administrator. The full Board will administer the 2015 Plan with respect to awards to non-employee directors.
Eligibility. Options, stock appreciation rights, restricted stock and all other stock-based and cash-based awards under the 2015 Plan may be granted to individuals who are then officers, employees, directors or consultants of the Company or any subsidiary of the Company (a total of approximately 4,371 individuals as of the date of this Proxy Statement). Only employees of our company or certain of our subsidiaries may be granted incentive stock options or ISOs.
Awards. The 2015 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, stock payments and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•
Nonqualified Stock Options, or NQSOs, will provide for the right to purchase shares of our common stock at a specified price, which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NQSOs may be granted for any term specified by the administrator that does not exceed ten years from the grant date. In-the-money options that remain unexercised as of the expiration date will be automatically exercised, if the holder continues employment or service with us.

•
Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the grant date, may only be granted to employees, and must not be exercisable after a period of ten years measured from the grant date. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2015 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the grant date and the ISO must not be exercisable after a period of five years from the date of grant.

•
Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

•
Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•
Deferred Stock Awards represent the right to receive shares of our common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

•
Stock Appreciation Rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2015 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. Except as required by Section 162(m) with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m), there are no restrictions specified in the 2015 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2015 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

•
Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the Compensation Committee or Board, as applicable.

•
Performance Awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our common stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and which may be payable in cash or in common stock or in a combination of both.

•
Stock Payments may be authorized by the administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation on other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

•
Other Awards of unrestricted shares, rights to receive future grants of equity-based or equity-related awards, awards denominated in common stock (including performance shares or performance units), cash payments based in whole or in part on the value or future value of shares, or other forms of equity-based or equity-related awards may be authorized by the administrator, alone or in tandem with other awards, in such amounts as the administrator shall from time to time determine.

Performance Award Criteria. The administrator may, in its discretion, condition the vesting of any award granted under the 2015 Plan upon the satisfaction of certain performance goals. To the extent an award is intended to qualify as “performance-based compensation” under Section 162(m), the performance goals will be established by the Compensation Committee with reference to one or more performance criteria set forth in the 2015 Plan, either on a Company-wide basis or, as relevant, in respect of one or more of our affiliates, divisions or operational units. The Compensation Committee may establish these performance criteria with reference to one or more of the following:

•	net earnings (either before or after one or more of the following: interest, taxes, depreciation, amortization and aircraft rent);

•	gross or net sales, revenue or revenue growth;

•	net income (either before or after taxes);

•	operating earnings or profit (before or after taxes);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	return on assets;

•	return on investment or capital;

•	return on stockholders’ equity;

•	return on sales;

•	gross or net profit, profit growth or operating margin (before or after taxes);

•	costs (including cost of capital), debt leverage, year-end cash position or book value;

•	funds from operations;

•	expenses;

•	working capital;

•	basic or diluted earnings per share (before or after taxes);

•	price per share of (including, but not limited to, growth measures and total stockholder return);

•	regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects;

•	market share;

•	expense targets or cost reduction goals, general and administrative expense savings;

•	enterprise value;

•	objective measures of personal targets, goals or completion of projects;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations;

•	revenue per available seat mile;

•	cost per available seat mile;

•	the results of employee or customer satisfaction surveys; and

•
other measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement, any of which may be measured either in absolute terms for the Company or any operating unit of the Company, product lines, brands, business segments, administrative departments of the Company or any combination thereof, or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted under the 2015 Plan, awards issued under the 2015 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable, prior to the consummation of such transaction and if not exercised or paid the awards will terminate upon consummation of the transaction. In addition, the administrator will also have complete discretion to structure one or more awards under the 2015 Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis in the event such awards are assumed or replaced with equivalent awards but the individual’s service with us or the acquiring entity is subsequently terminated within a designated period following the change in control event. The administrator may also make appropriate adjustments to awards under the 2015 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2015 Plan, a change in control is generally defined as:

•	the transfer or exchange in a single or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

•	a change in the composition of our Board over a two-year period such that 50% or more of the members of our Board were elected through one or more contested elections;

•
a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination, which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction;

•	the sale, exchange, or transfer of all or substantially all of our assets; or

•	stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2015 Plan or any awards under the 2015 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to:

•	the aggregate number and type of shares subject to the 2015 Plan;

•
the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

•	the grant or exercise price per share of any outstanding awards under the 2015 Plan
Minimum Vesting. Awards granted under the 2015 Plan to employees or consultants (excluding non-employee members of our Board) will become vested on one or more vesting dates over a period of not less than one year following the date of grant. There are limited exceptions to this rule. First, the administrator, in its sole discretion, may determine that, on an ad hoc basis, awards may be granted without regard to such minimum vesting rule in order to achieve a specified business objective, such as an inducement to a new hire or a retention award to a key employee or group of employees. Second, awards may be granted without regard to such minimum vesting rule in order to comply with laws or regulations applicable to the holder of the award, or local laws applicable to the grant of the award. The administrator has discretion to accelerate the vesting of any award upon circumstances it deems appropriate, including upon or following a change in control, or the award holder’s death, disability, retirement or involuntary termination of employment.
Clawback. As noted above, the 2015 Plan permits the administrator the authority to provide for clawback provisions in any award, allowing the Company to recoup any proceeds, gains or economic benefits received by a holder of an award and to terminate an award in the event of competitive or other harmful activity by the holder.
No Repricing without Stockholder Approval. As noted above, under the 2015 Plan, options and stock appreciation rights may not be repriced without first obtaining stockholder approval.

Amendment and Termination. Our Board may amend, modify, suspend or terminate the 2015 Plan at any time and from time to time. We must generally obtain stockholder approval:

•	to increase the number of shares available under the 2015 Plan (other than in connection with certain corporate events, as described above); or

•	to the extent necessary to comply with any tax or regulatory requirement (including any applicable stock exchange rule).
Any amendment, modification, suspension or termination of the 2015 Plan that would materially and adversely affect the rights or obligations of any holder of an existing award will not to that extent be effective without that holder’s consent, subject to limited exceptions.
Expiration Date. The 2015 Plan will expire on, and no option or other award may be granted pursuant to the 2015 Plan after, the tenth anniversary of the effective date of the 2015 Plan. Any award that is outstanding on the expiration date of the 2015 Plan will remain in force according to the terms of the 2015 Plan and the applicable award agreement.
Securities Laws and U.S. Federal Income Taxes. The 2015 Plan is designed to comply with various securities and U.S. federal tax laws as follows:
Securities Laws. The 2015 Plan is intended to conform to all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation, Rule 16b-3. The 2015 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Section 409A of the Code. Certain awards under the 2015 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. The 2015 Plan is intended to conform to the requirements of Section 409A of the Code.
Section 162(m) of the Code. Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to the Section 162(m) Officers, unless these payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the 2015 Plan that is intended to satisfy the requirements of Section 162(m). In addition, if the committee has the authority to change the targets under a performance goal after stockholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after the stockholder approval was first received. Our Compensation Committee, which administers the 2015 Plan, will have the authority to change the targets with respect to awards granted under the 2015 Plan.
As discussed above, since the date of our initial public offering in June 2011, we have not been subject to the provisions of Section 162(m) because of a transitional relief exception under Section 162(m) that applies to newly-public companies. However, this transitional relief expires on the date of the Annual Meeting. If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to issue awards under the 2015 Plan to its Section 162(m) Officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, compensation attributable to grants of awards under the 2015 Plan to our Section 162(m) Officers may not be tax deductible by us. Therefore, the Compensation Committee and our Board recommend that the stockholders approve in their entirety the material terms of the performance goals applicable to awards granted under the 2015 Plan that are intended to satisfy the requirements of Section 162(m) as described below. The Compensation Committee reserves the right to issue awards under the 2015 Plan to our Section 162(m) Officers that are not tax deductible under Section 162(m).
U.S. Federal Income Tax Consequences.

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2015 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a nonqualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for the value of any shares which may be subsequently forfeited. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, as noted above, Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1.0 million per year per person to its chief executive officer and its three other officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2015 Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the 2015 Plan is designed to permit certain awards of restricted stock units and other awards (including cash awards) to be awarded in a manner intended to qualify under either the “performance-based compensation” exception to Section 162(m) or applicable transitional rule requirements. The transitional rule will not be available for amounts paid and awards granted after the Annual Meeting, although income in respect of stock awards granted before the Annual Meeting will remain exempt from the Section 162(m) limit.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The number of awards that an employee, director or consultant may receive under the 2015 Plan is in the discretion of the administrator. Certain awards have been approved by the Compensation Committee under the 2015 Plan, subject to stockholder approval, in connection with annual equity grants for 2015. The number of units subject to such awards under the 2015 Plan are as follows: Ben Baldanza, Chief Executive Officer and President, 9,918 performance share units; Edward M. Christie III, Senior Vice President and Chief Financial Officer, 3,188 performance share units; John Bendoraitis, Senior Vice President and Chief Operating Officer, 3,188 performance share units; Thomas C. Canfield, Senior Vice President, General Counsel and Secretary, 3,188 performance share units; and Robert A. Schroeter, Vice President, Consumer Marketing, 1,417 performance share units; all current executive officers, as a group, 26,409 (all performance share units); and all current non-employee directors, as a group, 10,009 (all restricted stock units). Non-executive officer employees were not awarded any grants under the 2015 Plan. With respect to performance share units, the aforementioned numbers assume target achievement; actual achievement may range between 0% to 200% of target. On February 18, 2015, the market price of our Common Stock on NASDAQ was $79.95 per share. Because the vesting of all of the performance share units are subject to the achievement of performance conditions, the dollar value of such awards is not readily determinable. No options have been awarded under the 2015 Plan.

Required Vote

The approval of the performance-based provisions of our 2015 Plan requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the proposal.
***
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL OF THE 2015 INCENTIVE AWARD PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date (April 17, 2015), information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each named executive officer as set forth in the summary compensation table below;
•each of our directors; and
•all current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.
Common stock subject to stock options and warrants currently exercisable or exercisable within 60 days of the Record Date and restricted stock units that vest within 60 days of the Record Date are deemed to be outstanding for computing the percentage ownership of the person holding these options, warrants and restricted stock units and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
Beneficial ownership is based on there having been 72,986,762 shares of our voting common stock outstanding as of the Record Date. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Spirit Airlines, Inc., 2800 Executive Way, Miramar, Florida 33025.
Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Common Stock	Securities Exercisable or Vesting Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
FMR LLC (1)	10,915,034	—	10,915,034	15.0%
BlackRock, Inc. (2)	5,989,042	—	5,989,042	8.2%
The Vanguard Group (3)	4,418,368	—	4,418,368	6.1%
Prudential Financial, Inc. (4)	3,937,780	—	3,937,780	5.4%
Jennison Associates LLC (5)	3,674,349	—	3,674,349	5.0%
Named Executive Officers and Directors:
B. Ben Baldanza	83,700	—	83,700	*
John Bendoraitis	3,188	—	3,188	*
Thomas Canfield	25,181	—	25,181	*
Edward M. Christie III	64,877	—	64,877	*
Robert A. Schroeter	11,098	—	11,098	*
Carlton D. Donaway	3,271	—	3,271	*
David G. Elkins	4,879	—	4,879	*
Robert L. Fornaro	718	359	1,077	*
H. McIntyre Gardner	6,359	—	6,359	*
Robert D. Johnson	3,879	—	3,879	*
Barclay G. Jones III	5,808	—	5,808	*
Stuart I. Oran	4,379	—	4,379	*
Horacio Scapparone	5,088	—	5,088	*
All 16 current directors and executive officers as a group	267,348	359	267,707	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	Has a principal business address at 245 Summer Street, Boston, Massachusetts 02210.

(2)	Has a principal business address at 55 East 52nd Street New York, New York 10022.

(3)	Has a principal business address at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)	Has a principal business address at 751 Broad Street, Newark, New Jersey 07102.

(5)	Has a principal business address at 466 Lexington Avenue New York, New York 10017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except that Mr. Ben Baldanza, our CEO, filed one Form 4 with respect to a single transaction not reported on a timely basis.

NON-EMPLOYEE DIRECTOR COMPENSATION
We compensate our non-employee directors for their service on the Board, but do not pay director fees to our directors who are our employees. In October 2011, we adopted a non-employee director compensation policy which may be amended from time to time. For 2014, each non-employee director was entitled to receive an annual cash retainer of $40,000 paid in quarterly installments and cash fees of $1,500 for attendance at each Board or committee meeting. Additionally, the Chairman of the Board, Chair of the Audit Committee, Chair of the Compensation Committee and chairs of any other standing Board committees received additional annual retainers of $70,000 (of which 50% was in the form of restricted stock units of equivalent value), $15,000, $12,000 and $6,000, respectively.
Non-employee directors were also entitled to receive an annual equity-based grant in the form of restricted stock units with a fair market value of $60,000 as of the grant date, vesting 100% one year from grant date unless settlement was deferred at the election of the non-employee director, and, in the case of new non-employee directors, an initial equity grant (in the form of restricted stock units) with a fair market value of $20,000 as of the grant date, vesting 100% one year from grant date unless settlement is deferred at the election of the non-employee director. Market value is computed by multiplying the number of restricted stock units by the average closing price per share of the Company’s common stock for the five trading days immediately preceding the grant date. On March 4, 2014, each of our then-serving non-employee directors received a grant of 1,071 restricted stock units with a vesting date of March 4, 2015, with Mr. Gardner receiving an additional 625 restricted stock units representing 50% in value of his annual retainer as Chairman of the Board. On May 12, 2014, Mr. Fornaro, who became a member of the Board effective May 2, 2014, received an initial grant of 359 restricted stock units with a vesting date of May 12, 2015 and a standard annual grant (prorated to reflect his May 2, 2014 start date) of 718 restricted stock units with a vesting date of March 4, 2015.
Non-employee directors are reimbursed for travel and other expenses incurred for attending meetings. Consistent with prevailing practice in the airline industry, non-employee directors are also afforded free positive space family travel benefits on our airline, in our case up to a maximum value of $5,000 per year.
2015 Director Compensation Policy Changes
In late 2014, the Compensation Committee requested an updated analysis of the terms and conditions of our non-employee director compensation policy from Towers Watson, who has served as its independent compensation advisor since 2011. The advisor undertook a detailed review of recent board compensation trends, including as to the form and amount of cash compensation and equity grants, chairperson retainers and stock ownership guidelines. The advisor benchmarked the Board's compensation against both an airline peer group as well as a small to mid-sized (based on revenues) general industry group, considering that the Company would be competing for director talent and experience from a variety of businesses. The analysis showed that the Board’s compensation fell at approximately the 50th percentile among the population studied. The advisor's analysis also took into account certain subjective factors specific to the Company, such as the extraordinarily high degree of oversight provided by the Company's non-employee directors as well as the Compensation Committee's desire to not review non-employee director compensation again until 2017. After reviewing the data and analysis prepared by its advisor, the Compensation Committee approved, and the Board subsequently ratified, a revised non-employee director compensation policy. The revised policy, which was approved by the Compensation Committee on February 18, 2015 and ratified by the Board on March 17, 2015, increased the annual cash retainer for the non-employee directors to $50,000. The revised policy also increased the fair market value of the annual equity based grants to $95,000 at grant date and maintained the fair market value of the initial grants at $20,000 as of grant date. On February 18, 2015, each of our non-employee directors received a grant of 1,196 restricted stock units with a vesting date of February 18, 2016, granted under the 2015 Plan and subject to shareholder approval of the 2015 Plan (see Proposal No. 4). Also on February 18, 2015, Mr. Gardner received an additional grant of 441 restricted stock units with a vesting date of February 18, 2016, representing 50% in value of his annual retainer as Chairman of the Board, also granted under the 2015 Plan and subject to shareholder approval of the 2015 Plan (see Proposal No. 4). We maintain our deferral program by which each non-employee director may, at his election and prior to the grant date, defer settlement of 100% of his vested restricted stock units until the earliest of (a) 360, 720 or 1,080 days (the non-employee director must affirmatively select desired number of days); (b) a change of control; and (c) 30 days after termination of service.
In March 2014, the Compensation Committee approved a revision to the stock ownership guidelines for non-employee directors to require outright ownership of a minimum number of shares of our common stock. Under the revised guidelines, our non-employee directors are required to retain, within five years, equity interests at least equal to the lesser of (i) shares valued at $180,000, being 3.0 times the annual equity grant amount for non-employee directors (one-third of which must be owned outright in the form of shares of our common stock) and (ii) 10,000 shares (one-third of which must be owned outright in the form of shares of our common stock). All of our non-employee directors are currently in compliance with the revised guidelines.
The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Carlton D. Donaway	$79,000	$63,200	$142,200
David G. Elkins	$81,195	$63,200	$144,395
Robert Fornaro	$43,167	$61,712	$104,879
H. McIntyre Gardner	$98,031	$100,081	$198,112
Robert D. Johnson	$79,000	$63,200	$142,200
Barclay G. Jones, III	$65,500	$63,200	$128,700
Stuart I. Oran	$73,000	$63,200	$136,200
Horacio Scapparone	$73,000	$63,200	$136,200

(1)
Amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units granted during 2014 computed in accordance with FASB ASC Topic 718. The table below shows the aggregate numbers of unvested restricted stock unit awards outstanding for each non-employee director as of December 31, 2014. None of the non-employee directors held any stock option awards as of December 31, 2014.

Name	Restricted stock units
Carlton D. Donaway	1,071
David G. Elkins	1,071
Robert Fornaro (2)	1,077
H. McIntyre Gardner	1,696
Robert D. Johnson	1,071
Barclay G. Jones, III	1,071
Stuart I. Oran	1,071
Horacio Scapparone	1,071

(2)
Mr. Fornaro became a member of the Board effective May 2, 2014. On May 12, 2014, he received an initial equity based grant of 359 restricted stock units vesting 100% on May 12, 2015 and a prorated annual equity based grant of 718 restricted stock units vesting 100% on March 4, 2015.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.
Our Compensation Committee is responsible for establishing, implementing, and monitoring adherence to our compensation philosophy. We seek to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Our Compensation Committee is appointed by the Board. In 2014, our Compensation Committee determined the compensation for our CEO and all of our other named executive officers, or NEOs. During 2014, the Compensation Committee continued to engage Towers Watson, an executive compensation advisory firm originally engaged by the Compensation Committee in 2011, as the Compensation Committee’s independent compensation advisor. Based on information provided by Towers Watson and by Company management, in March 2015 the Compensation Committee determined that no conflict of interest currently exists with, or was raised during the 2014 fiscal year by the work of, Towers Watson, and that Towers Watson is independent considering the factors enumerated by the SEC for evaluating advisor independence.
With respect to executive compensation earned in 2014, the Compensation Committee based its decisions in part on comparative market data provided by its advisor, Towers Watson, in 2013 and 2014. The Compensation Committee also considered input provided by our CEO with respect to compensation of our other NEOs. Decisions of our Compensation Committee pertaining to the compensation of our NEOs and the Company’s executive compensation programs are regularly reported to, and in many instances concurred in by, the full Board. We are committed to shareholder engagement, communication and transparency and when we design our compensation policies, we endeavor to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.
Our NEOs for 2014 were as follows:

•	B. Ben Baldanza, President and Chief Executive Officer

•	Edward M. Christie III, Senior Vice President and Chief Financial Officer

•	John Bendoraitis, Senior Vice President and Chief Operating Officer

•	Thomas C. Canfield, Senior Vice President, General Counsel and Secretary

•	Robert A. Schroeter, Vice President - Consumer Marketing

•	James M. Lynde, our former Senior Vice President - Human Resources (whose employment with the Company terminated on June 13, 2014)

EXECUTIVE SUMMARY

1.    2014 Performance Highlights
With our ultra low-cost, low-fare business model and by empowering our price-conscious customers to save money on air travel by offering low base fares with a range of optional services for a separate charge, we achieved, in 2014, our eighth consecutive year of profitability. In 2014, we delivered strong performance against our operational and corporate performance goals and progress towards our strategic business plan. Below are some of our most notable accomplishments in 2014:

•	Increased our net income to $225.5 million, compared to a net income of $176.9 million in 2013.

•
Achieved an operating profit margin of 18.4%, the highest in our history, despite a 1.0% decrease in revenue per available seat mile (driven by lower operating yields on relatively stable load factors year over year).

•	Ended the year with record operating revenues of $1,931.6 million.

•	Grew our passenger traffic by 18%.

•	Decreased our adjusted cost per available seat mile ex-fuel by 0.5% to 5.88 cents.

•	Increased our capacity by 17.9% as we grew our fleet of Airbus single-aisle aircraft from 54 to 65 aircraft.

•	Successfully launched service to 23 new markets.

•	Improved our on-time performance significantly year over year and maintained one of the highest completion factors in the industry.

•
Our investors recognized our strong performance in 2014 with an increase in our stock price from $45.41 per share to $75.58 per share and in our market capitalization from $3.3 billion to $5.5 billion.

* The graph compares the cumulative total stockholder return on our common stock with the cumulative total return on the NYSE ARCA Airline Index and the NASDAQ Composite Index for the period beginning on May 26, 2011 (the date our common stock was first traded publicly) and ending on the last day of 2014 . The graph assumes an investment of $100 in our stock and the two indices, respectively, on May 26, 2011, and further assumes the reinvestment of all dividends. The May 26, 2011 stock price used for our stock is the initial public offering price. Stock price performance, presented for the period from May 26, 2011 to December 31, 2014 , is not necessarily indicative of future results.
2.    Executive Compensation Philosophy and Objectives
The market for experienced management is highly competitive in our industry. Our goal is to attract, motivate and retain executives with the talent and experience necessary for us to achieve our strategic business plan and to optimally manage each of our business functions. In doing so, we draw upon a pool of talent that is highly sought after within both the airline industry and elsewhere in the travel and hospitality industry. Within this talent pool, we seek out individuals who we believe will be able to contribute to our unique ultra low-cost operating model and our vision of future success, our culture and values, and who will enhance the cohesiveness and productivity of our leadership team. We regard as fundamental that executive officer compensation be structured to provide competitive base salaries and benefits to attract and retain superior employees, and to provide incentive compensation to motivate executive officers to attain, and to reward executive officers for attaining established financial, operational and other goals that are consistent with increasing stockholder value. Since our initial public offering in 2011, and with the input and assistance of its independent compensation advisor, our Compensation Committee has adhered to an executive compensation program designed to provide appropriately balanced mixes of (i) fixed versus at-risk variable compensation, (ii) annual versus long-term compensation and (iii) cash versus equity compensation. As more particularly described below, our executive compensation program is structured around three primary components: fixed base salary, annual cash incentive compensation (bonuses) linked to performance targets and equity-based long-term incentive compensation consisting of a combination of restricted stock and performance share units.
In determining the form and amount of compensation payable to the NEOs, we are guided by the following three objectives and principles:

•
Compensation levels should be competitive to attract and retain key executives. We aim to provide an executive compensation program that attracts, motivates and retains high performance talent and rewards them for our achieving and maintaining a competitive position in our industry. Total compensation (i.e., maximum achievable compensation) should increase with position and responsibility.

•
Compensation should relate directly to performance, and incentive compensation should constitute a significant portion of total compensation. We aim to foster a pay-for-performance culture, with a significant portion of total compensation being “at risk.” Accordingly, a significant portion of total compensation should be tied to and vary with our financial, operational and strategic performance, as well as individual performance. Executives with greater roles and the ability to directly impact our strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved. The amount of “at risk pay” is structured accordingly.

•
Long-term incentive compensation should align executives’ interests with our stockholders’ interests. Awards of long-term incentives, including equity-based compensation, encourage executives to focus on achieving our long-term growth objectives and incentivize executives to manage the Company from the perspective of stockholders with a meaningful stake in us, as well as to focus on long-term career orientation.

The mix of compensation elements for our NEOs in 2014 illustrates our strong emphasis on performance-based compensation:

* Based on average of actual 2014 amounts of Messrs. Bendoraitis, Canfield, Christie and Schroeter
Note: the compensation data for the above pie charts was determined as follows: "Base Salary" represents the salary earned and paid in 2014; "Annual Cash Incentive" represents the cash bonuses under the Company’s 2014 short term cash bonus program awarded in February 2014 and paid in February 2015; and "Long Term Incentive" represents the aggregate grant date fair value of restricted stock units and performance share units granted in 2014.

What We Do and Do Not Do

WE DO		WE DO NOT
✓	Target total direct compensation for our NEOs at the market median (50th percentile overall)	✗	Allow hedging or pledging of Company securities
✓	Pay for performance and, accordingly, a significant portion of each NEO's total compensation opportunity is "at risk"	✗	Encourage unnecessary or excessive risk taking as a result of our compensation policies and practices
✓	Base our short-term incentive plan on more than one performance measurement, including both financial and operational metrics	✗	Provide perquisites to our NEOs that are not generally offered to all other executives
✓	Complement our annual compensation to each NEO with time-based and performance-based multi-year vesting schedules for equity incentive awards granted for prior-year performance	✗	Have employment agreements with any of our NEOs other than our CEO
✓	Select and use a peer group of similarly sized airlines to assess the compensation of our NEOs and a peer group of publicly traded airline companies to measure the Company's total shareholder return.	✗	Provide a defined benefit pension plan or any supplemental executive retirement plan or other form of non-qualified retirement plan for our NEOs
✓	Maintain a clawback policy pursuant to which the Company can seek reimbursement of either cash or equity based incentive compensation in the event of a financial restatement	✗
Provide for any "gross ups" for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the "Code")

✓	Have stock ownership guidelines for our executives and non-employee directors	✗	Provide for, under our 2011 Plan or our proposed 2015 Plan, single-trigger vesting acceleration upon a change in control of the Company unless the acquirer does not assume or replace the award
✓	Engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors	✗	Allow, under our 2011 Plan or our proposed 2015 Plan, any repricing of stock options/stock appreciation rights without stockholder approval or unlimited transferability of awards
✓	Provide for, under our proposed 2015 Plan, minimum vesting of awards and maximum award limits
Consideration of 2014 Stockholder Advisory Vote on Executive Compensation
Since our initial public offering in 2011, all of our yearly "say on pay" proposals have received an approval rate from our stockholders of 95% or greater. At our annual meeting of stockholders last year, our stockholders once again expressed strong support for our compensation programs and the compensation of our NEOs, with an approval rate of approximately 98% for our management "say on pay" resolution. In light of this support and consistent with recommendations from its independent compensation advisor, the Compensation Committee made no significant changes to the overall design of our compensation program during 2014. The Compensation Committee will continue to take into account stockholder feedback and evolving best practices in making compensation decisions in future years and will continuously endeavor to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.
Determination of Compensation
The Compensation Committee meets periodically to specifically review and determine adjustments, if any, to the CEO’s compensation, including his base salary, annual bonus compensation and long-term equity awards, and to review and consider recommendations of the CEO with respect to the other NEOs’ base salaries, annual bonus compensation and long-term equity awards. For 2014, the Compensation Committee determined each individual component of compensation for our NEOs. Decisions of our Compensation Committee pertaining to the compensation of our NEOs and the Company’s executive compensation programs are regularly reported to, and in many instances concurred in by, the full Board. The Compensation Committee annually evaluates our company-wide performance against the approved operating plan for the prior fiscal year. The Compensation Committee also meets periodically to discuss compensation-related matters as they arise during the year. For each fiscal year, Mr. Baldanza, our CEO, evaluates each other NEO’s individual performance and contributions to the Company’s success and reports to the Compensation Committee his recommendations regarding each element of the other

NEOs’ compensation. Mr. Baldanza does not participate in any formal discussion with the Compensation Committee regarding decisions on his own compensation, and he recuses himself from meetings when his compensation is discussed and decided.
In July 2011, the Compensation Committee engaged Towers Watson as an independent compensation advisor to assist the Compensation Committee with our executive compensation program design. Since that time, Towers Watson has worked closely with the Compensation Committee to determine an appropriate executive compensation strategy that supports our core business objectives: maintaining low costs, profitable growth, sound cash flow and safe and reliable operations. In considering approaches to executive compensation, the Compensation Committee also has reviewed ways to strengthen the alignment of management’s interests with the interests of shareholders, strengthen our ability to attract, motivate and retain key executive talent and design plans that account for the relatively high volatility of our industry.
In order to assist the Compensation Committee in setting appropriate compensation metrics and target amounts, in October 2013 and October 2014, Towers Watson provided an updated competitive assessment of our 2013 and 2014 executive compensation levels, respectively. After consideration, and based on recommendations from Towers Watson, the Compensation Committee approved the following public companies as an appropriate benchmarking peer group for compensation market comparison purposes for 2013 and 2014 (the "Compensation Peer Group"):

•	Alaska Air Group, Inc.

•	Allegiant Travel Company

•	Hawaiian Holdings Inc.

•	JetBlue Airways Corporation

•	Republic Airways Holdings Inc.

•	Sky West Inc.
The selection of companies for the Compensation Peer Group focused on small to medium-sized passenger carriers as an appropriate population for assessing the amounts and percentile rankings of compensation elements for NEOs, including base salaries, short-term incentives (bonuses) and long-term equity-based incentives. The Compensation Committee determined that the Company's competition for executive talent came significantly from these carriers. Towers Watson primarily used the Compensation Peer Group to assess the competitiveness of our Chief Executive Officer’s and Chief Operating Officer’s compensation, as these positions would normally be recruited from other passenger airlines.
In assessing the compensation of our Chief Financial Officer, General Counsel, and Vice President - Consumer Marketing, the consultant used a blended approach consisting of both Compensation Peer Group proxy data and broader industries survey data, adjusted for revenue size, as these positions could also be recruited from companies in other industries. For its October 2014 analysis, the survey data were pulled from the following three executive pay surveys:

•	Seabury 2014 Airline Industry Compensation Survey Analysis;

•	Towers Watson 2014 Compensation Data Bank (CDB) General Industry Executive Compensation Survey Report; and

•	William M. Mercer 2014 Executive Compensation Survey.
The data from the two general industry executive surveys were cut in scope to focus on companies with revenues approximating the Company’s last twelve months of revenues of approximately $1.8 billion as of June 30, 2014. The Compensation Committee was not aware of the individual participating companies in the surveys and reviewed the data in a summarized fashion.
At the same time, the Compensation Committee also approved the following larger group of publicly traded airline companies (the "Performance Share Peer Group") as an appropriate peer group for measuring total shareholder return under the performance share units awarded to our executive officers in the first quarter of 2014:

•	Alaska Air Group, Inc.

•	Allegiant Travel Company

•	American Airlines Group, Inc.

•	Delta Airlines

•	Hawaiian Holdings Inc.

•	JetBlue Airways Corporation

•	Republic Airways Holdings Inc.

•	Sky West Inc.

•	Southwest Airlines

•	United Continental
The larger group of airlines was used for comparing the Company’s total shareholder return under our performance share units, because the Company believes it competes with all other public airline companies for equity investors.
US Airways was originally included in the Performance Share Peer Group for both the 2012 and 2013 awards of performance share units but was subsequently removed for both years, in the discretion of the Compensation Committee, based on that company's share price being affected by a pending merger with American Airlines, then in bankruptcy proceedings, which would cause the shares of US Airways to cease to trade once the merger was completed. With respect to the 2014 grants of performance share units, however, American Airlines Group, Inc. was added to the Performance Share Peer Group (as shown above) and will be considered for measuring total shareholder return. In December 2014, the Compensation Committee, following the recommendation of Towers Watson, added Virgin America, Inc. to the Compensation Peer Group as well as to the Performance Share Peer Group (for the 2015 award of performance share units), based on that company's completion of its initial public offering in November 2014.
The Compensation Committee has historically approved an overall guideline of total direct compensation for our senior management generally around the market median. Considering the strong "say on pay" approval rates from our stockholders in the past three years, such guideline remains in place to date. Within this general guideline, the Compensation Committee has approved the following based on our objectives and unique business model:

•	Base Salary: In keeping with the objective of maintaining low fixed costs and managing cash resources, base salaries would be set below market median levels.

•	Short-Term Incentive: In order to appropriately reward achievement of our annual business and financial objectives, short-term incentives would be set above market median levels.

•
Long-Term Incentive: To incentivize profitable longer term growth, increase alignment with shareholder interests and provide for retention of key talent, long-term equity-based incentives would be set slightly above market median levels.

Our executive compensation philosophy contemplates that the Compensation Committee would annually select a mix of the foregoing compensation elements intended to deliver total target direct compensation (base salary, annual target incentive compensation and long-term target incentive compensation) for our executive officers, in the aggregate, at approximately the market 50th percentile. However, the Compensation Committee reserved discretion to deviate from the above guidelines as necessary to account for changing industry characteristics, our particular business model, individual performance and other factors. Towers Watson’s October 2014 analysis indicated that, in the aggregate, our NEOs’ 2014 total target direct compensation (base salary plus target bonus opportunity plus equity compensation) continued to be aligned, as in prior years, with the desired pay positioning, approximating the 50th percentile of the market.
Components of Compensation for 2014
For 2014, our performance-driven compensation program for our NEOs consisted of four components:

•	base salary;

•	annual cash incentive program (bonus);

•	equity-based long-term incentives; and

•	benefits.
We are continuing to build our executive compensation program around each of the above elements because each individual component is useful in achieving one or more of the objectives of the program and we believe that, collectively, they are effective in achieving our overall objectives.

Base Salary. We provide our NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEOs’ responsibilities, ability to contribute to the Company’s success, years of service and individual job performance and the Compensation Committee’s general knowledge of the competitive market, based on, among other things, experience with other companies and our industry and market data provided by Towers Watson.
In April 2014, the base salaries for Messrs. Canfield and Christie were increased to $327,600 and $322,400, respectively, representing an increase of 5% in both cases. Also in April 2014, for retention purposes (along with a one-time special equity award described in more detail in the "Equity-Based Incentives" section hereafter) and reflecting increased responsibilities, Mr. Schroeter's base salary was increased to $230,000, representing an increase of 24.3%. For 2014, Mr. Baldanza, our CEO, and Mr. Bendoraitis, who joined the Company as chief operating officer in October 2013, did not receive a salary increase. The NEOs’ 2014 base salaries are set forth under the “Summary Compensation Table” below and are prorated to reflect the increases effective April 1, 2014. The amount shown for Mr. Lynde is prorated to reflect his separation from the Company in June 2014.
Performance-based Annual Bonuses. Cash bonuses are intended to provide incentives to drive company-wide financial and operating performance. All of our NEOs and other executive officers are eligible for annual cash bonuses, which are determined annually based on achievement of a set of pre-established financial and operational performance metrics established for the year at or shortly after the time of the Board’s approval of the annual operating plan. The determination of the amount of annual bonuses paid to our executive officers also reflects a number of considerations by the Compensation Committee acting in its discretion, including the Company’s safety performance and a subjective evaluation of the individual performance of each executive officer during the relevant period.
Our annual incentive bonus program is administered by the Compensation Committee. For each year, the Compensation Committee approves (i) the performance metrics, (ii) the weighting of the performance metrics, (iii) the threshold, target and stretch performance levels for each metric and the percentage payouts for the performance levels (usually 50% for threshold, 100% for target and 200% for stretch) and (iv) the target bonuses for officer positions, expressed as a percentage of base salaries (usually 50% for vice presidents, 70% for senior vice presidents and 100% for the CEO). After the performance results for the year are available, the specific bonus payments are calculated using the formula embodied in the short-term incentive plan, but with such discretionary adjustments as the Compensation Committee may approve for certain officers based on their individual performances and other factors.

In February 2014, the Compensation Committee, based on a review of benchmarking and other data provided by its independent consultant, Towers Watson, and considering our Company objectives and operating plan for the year 2014, adopted our 2014 short-term incentive plan for our executive officers. The Compensation Committee determined that no payments under the 2014 plan would be made unless the Company achieved a minimum level of net income of $98 million. Based on the market data, the target bonus opportunity percentages were maintained at 100% of base salary for the CEO, 70% of base salary for senior vice presidents and 50% of base salary for vice presidents. Assuming the minimum net income amount was achieved, payout would be based on the Company's performance against the following metrics tied to our 2014 operating plan:

Metric	Payout Weight	Definition
Adjusted CASM ex-fuel	50%
Operating costs per available seat mile as adjusted for fuel, restructuring cost, gain or loss asset disposition, special items, distribution and marketing expense, equity compensation expense and bonus expense.

Adjusted Total RASM	30%	Operating revenue per available seat mile as adjusted for distribution and marketing expense.
Customer Experience Alignment (1)	10%
Improvement and overall results in various customer related factors including customer understanding of our business model, delivery of intended customer experience and management's understanding and successful leveraging of the drivers of profitable customer behavior.

Completion Factor	10%
Percentage of scheduled flights completed based on a ranking of performance relative to the following airlines: Delta Airlines, Frontier Airlines, JetBlue Airways Corporation, Southwest Airlines, United Continental, and American Airlines Group, Inc.

(1) Not tied directly to the Company's 2014 Operating Plan

Except for the customer experience alignment metric for which a discretionary assessment by the Compensation Committee would be required, payout for each of the metrics would vary, on a linear basis, from $0, if results were below the threshold performance level, to 50% of target value if results were at the threshold performance level, to 100% of target value, if results were at the target performance level and up to 200% of target value, if results were at or above the stretch performance level. The Compensation Committee also reserved discretion to reduce payouts in light of safety events occurring during the year and also adjust for other factors it deems relevant in assessing actual performance in 2014 compared to our 2014 operating plan. The following table sets forth the target performance levels under the 2014 plan metrics, the weighting of the performance metrics, the actual performance results under each metric and the resulting payout percentages.

Metric and Weight	Target Level – 100% Payout		Actual 2014 Results		Payout Percentage
Adjusted CASM ex-fuel (50% weight)	5.43 cents		5.27 cents		100.00%
Adjusted Total RASM (30% weight)	11.39 cents		11.32 cents		28.10%
Customer Experience Alignment (10% weight)	N/A	(1)	N/A	(1)	15.00%
Completion Factor (10% weight)	4 of 7		2 of 7		20.00%
	Total Achieved (% of target)				163.10%
(1) During 2014, the Company undertook a major re-branding and customer education initiative. In December 2014, after considering the results of this brand and customer initiative, the Compensation Committee assessed the Company's performance results with respect to the customer experience alignment metric and rated the Company at 150% (between target and stretch levels), representing a payout percentage of 15%.
In February 2015, the Compensation Committee considered the Company’s performance under the metrics selected for 2014, namely adjusted CASM ex-fuel, adjusted RASM, customer experience alignment and completion factor. Based on Company performance under these 2014 metrics, the Compensation Committee approved a formulaic payout level for 2014 equal to 163.10% of target bonus opportunity. The Compensation Committee also reviewed the Company’s safety performance during 2014 and considered individual performance of Company officers, after receiving input from the CEO. In approving the 2014 annual cash bonus for the CEO, the Compensation Committee met in executive session and also considered individual performance factors. All bonuses were based on application of the 163.10% formulaic payout for 2014, based on the Company's performance, to the executives’ respective target bonus opportunity percentages as indicated below. The Compensation Committee did not make any discretionary adjustments to the payout of the 2014 annual cash bonuses. Based on the foregoing, the Compensation Committee approved annual cash bonuses with respect to 2014 as follows:

Named Executive Officers	2014 Target Bonus (as a percentage of Base Salary)	2014 Cash Bonus Payout (as a percentage of 2014 Base Salary)	Earned 2014 Cash Bonus ($)
B. Ben Baldanza (CEO)	100%	163.10%	789,567
John Bendoraitis (SVP)	70%	114.17%	365,344
Thomas C. Canfield (SVP)	70%	112.81%	369,568
Edward M. Christie III (SVP)	70%	112.81%	363,689
Robert A. Schroeter (VP)	50%	78.23%	179,920
Also in February 2015, after considering the efficacy of, and incentives created by the 2014 short-term incentive plan, the Compensation Committee made certain adjustments in approving a short-term incentive plan for 2015. Short-term performance metrics for 2015 consist of adjusted CASM ex-fuel, adjusted RASM, A:14 performance (arrival within 14 minutes of scheduled arrival time) and a courtesy rate based on customer complaints. Those factors were given weightings of 50%, 30%, 10% and 10%, respectively. In addition, the Compensation Committee set a minimum threshold trigger of $157 million of net income for any payout under the 2015 plan. Finally, the Compensation Committee again reserved, in its discretion, an ability to reduce cash payouts to any individual executive, or the entire group, based on safety related performance and other factors. Any and all short-term incentive awards in 2015 will qualify as performance-based compensation under Section 162(m) and, accordingly, will be awarded under the proposed 2015 Plan, subject to our stockholders' approval (see Proposal No. 4).
As described below, we maintain a clawback policy covering incentive compensation (cash and equity-based) paid to our executive officers to further align management with the interests of stockholders over the long-term.

Equity-based long-term incentives. We believe that long-term performance is strengthened through an ownership culture that rewards and encourages long-term performance by our executive officers through the use of cash and equity-based awards. Our 2011 Equity Incentive Award Plan, or the 2011 Plan, became effective on May 9, 2011, shortly before our initial public offering. The Board adopted the 2011 Plan in order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2011 Plan was approved by our stockholders on May 19, 2011. Prior to the adoption of the 2011 Plan, we historically granted awards of time-vested restricted stock or stock options. Since the adoption of the 2011 Plan, long-term incentive awards have consisted solely of restricted stock units and performance share units, the latter of which are settled in shares at the end of a three-year measurement period, except that in 2015 we awarded shares of restricted stock in lieu of restricted stock units.
The equity awards we make to our executive officers are designed to align our executives’ compensation with demonstrable long-term Company performance and to reward superior performance (measured both against internal goals and peer performance), align their interest in building value with that of our shareholders by promoting equity ownership and to enhance retention of key senior management talent.
In January 2014, the Company and Mr. Baldanza entered into an Amended and Restated Employment Agreement. In connection with such agreement and for retentive purposes, the Compensation Committee approved, subject to the execution by Mr. Baldanza of a general release, a one-time special award of 63,803 restricted stock units to Mr. Baldanza under the 2011 Plan subject to the following vesting schedule: 23,926 on July 10, 2015; 7,975 on January 10, 2016; 15,951 on January 10, 2017; and 15,951 on January 10, 2018. The Company and Mr. Baldanza agreed that these restricted stock units and the underlying shares, even if and when vested and deliverable, would not be counted toward Mr. Baldanza’s stock ownership requirements under the Company’s stock ownership guidelines for executives, and the restricted stock units and underlying shares, even if and when vested and deliverable, cannot be sold or transferred until the earlier of January 10, 2018 or Mr. Baldanza’s death.
In March 2014, after reviewing various alternative equity plan design alternatives, and considering data provided by Towers Watson on industry practices in equity compensation, the Compensation Committee granted equity-based awards under the 2011 Plan to our NEOs as follows: 26,498 units to Mr. Baldanza, 8,036 to Mr. Bendoraitis , 8,518 units to each of Messrs. Canfield and Christie, 8,036 units to Mr. Lynde and 3,572 units to Mr. Schroeter. One-half of each award consisted of restricted stock units, vesting in annual 25% increments over four years. The other half of each award consisted of performance share units. The performance share units are settled in shares of common stock, in an amount from 0% to 200% of the number of performance share units awarded, based on the Company’s total shareholder return compared to that of the Performance Share Peer Group over the three-year period commencing on January 1, 2014 and ending on December 31, 2016, with threshold, target and maximum settlement payouts set at 25%, 100% and 200% respectively. Regardless of the ranking among the Performance Share Peer Group, if the Company's total shareholder return were negative, the corresponding number of shares issued, if any, would be reduced by 50%. The members of the Performance Share Peer Group for 2014 were Alaska Air Group, Allegiant Travel Company, American Airlines Group, Inc., Delta Air Lines, Hawaiian Holdings, JetBlue Airways, Republic Airways Holdings, Skywest, Southwest Airlines, and United Continental.
Also in March 2014 and solely for retentive purposes, the Compensation Committee granted special equity awards under the 2011 Plan as follows: 8,929 restricted stock units to each of Messrs. Bendoraitis, Canfield and Christie and 2,534 restricted stock units to Mr. Schroeter, all of which vest 100% in March 2018. The Company and each of Messrs. Bendoraitis, Canfield and Christie agreed that such restricted stock units would not be counted toward their respective stock ownership requirements under the Company’s stock ownership guidelines for executives.
Throughout 2014 and early 2015, the Compensation Committee reviewed the 2011 Plan and, with recommendations from independent legal counsel and Towers Watson, determined that adopting a new incentive award plan would be in the best interest of the Company. The new incentive award plan, which we refer to as the 2015 Plan (as described in Proposal No. 4), was designed and developed by the Compensation Committee, with input from its independent legal counsel and Towers Watson. Among other things, the 2015 Plan is generally designed to comply with Section 162(m) in order to enable the Company to take company tax deductions in respect of certain performance-based compensation payable to our Section 162(m) executive officers without regard to the limitations of Section 162(m). Since the date of our initial public offering in June 2011, we have not been subject to the provisions of Section 162(m) because of a transitional relief exception under Section 162(m) that applies to newly-public companies. However, this transitional relief expires on the date of the Annual Meeting. For further discussion, see "Tax and Accounting Considerations" below.
In order to take advantage of the transitional relief period provided by Section 162(m), the Compensation Committee decided, with respect to the long-term incentive awards granted in February 2015, to slightly modify the historical framework of awards of 50% restricted stock units and 50% performance share units to 50% shares of restricted stock (granted under the 2011 Plan) and 50% performance share units (granted under the 2015 Plan and subject to shareholder approval of the 2015

Plan). In addition, for the 2015 performance share units, the Compensation Committee decided to add Virgin America, Inc., based on that company's completion of its initial public offering in November 2014, to the Performance Share Peer Group used to measure relative total shareholder return. All other core terms of the performance share units were maintained for 2015, including a 50% reduction of payouts if the Company’s total shareholder return were negative over the measurement period (even if all peer members’ returns were also negative).
The Compensation Committee granted equity-based awards to our NEOs for 2015 as follows:

•
Under the 2011 Plan: 9,918 shares of restricted stock to Mr. Baldanza, 3,188 shares of restricted stock to each of Messrs. Bendoraitis, Canfield and Christie, and 1,417 shares of restricted stock to Mr. Schroeter.These awards will vest in annual 25% increments over four years.

•
Under the 2015 Plan (which grants are subject to our shareholders' approval of the 2015 Plan - See Proposal No. 4 for details): 9,918 performance share units to Mr. Baldanza, 3,188 performance share units to each of Messrs. Bendoraitis, Canfield and Christie, and 1,417 performance share units to Mr. Schroeter. The performance share units are settled in shares of common stock, in an amount from 0% to 200% of the number of units awarded, based on the Company’s total shareholder return compared to that of the Performance Share Peer Group over the three-year period commencing on January 1, 2015 and ending on December 31, 2017.

As described below, the Company maintains a clawback policy covering incentive compensation (cash and equity-based) paid to our executive officers to further align management with the interests of shareholders over the long-term.
Benefits. We provide the following benefits to our NEOs. These are the same benefits provided to all our employees:

•	medical, dental and vision insurance;

•	life insurance, accidental death and dismemberment and business travel and accident insurance;

•	employee assistance program;

•	health and dependent care flexible spending accounts;

•	short and long-term disability; and

•	401(k) plan.
In addition, we provide supplemental life insurance to our employees at the director level and above, including our executive officers.
Severance and Change in Control-Based Compensation. Our NEOs participate in the Company's 2007 executive severance plan. Under the 2007 executive severance plan, in the event of (i) an involuntary termination of the executive without cause, or (ii) a voluntary resignation by the executive for good reason within thirty days following a change in control, each participant that holds a senior vice president or higher position is entitled to receive, subject to, among other things, execution of a general release, continuation of base salary payments and COBRA coverage for 12 months, a free family travel pass on our flights for 12 months and use of a blackberry for 30 days in order to allow the participant to transition to another device. Similar benefits, but at a lower level of cash severance payout, are available under the 2007 executive severance plan for our vice presidents and director-level employees. The 2007 severance plan also references the benefits provided under our equity plans. Restricted stock units granted to executive officers under our 2011 Plan are subject to accelerated vesting in the event the executive officer dies or becomes permanently disabled while still employed by the Company or in the event of a termination of the executive officer by the Company without cause or a voluntary resignation by the executive officer for good reason, in either case after the Company has entered into a definitive change in control agreement. Performance share units granted to our executive officers under our 2011 Plan will automatically terminate in the event the executive officer's employment terminates for any reason prior to the end of the three-year performance period except that the Company would be subject to a prorated settlement obligation in the event of a change in control or the executive officer’s death or permanent disability during the three-year measurement period. If approved by our stockholders, our 2015 Plan (which is described in more detail in Proposal No. 4 herein) includes similar provisions regarding treatment of outstanding equity awards in the event of death, permanent disability or change in control. The benefits provided under the 2007 executive severance plan are in lieu of any other benefits provided under any other Company policy, plan or arrangement, including any benefits provided under any employment agreement.
In October 2014, the Compensation Committee approved an amendment to the 2007 executive severance plan, with an effective date of September 1, 2014 and applicable to participants whose employment with the Company commenced on or after such date, to (i) allow the Board to terminate an officer for poor performance without triggering severance benefits; and

(ii) provide that unpaid severance benefits would be offset by compensation earned by a former employee from a new employer. These provisions do not apply to our NEOs as their respective employment start dates precede September 1, 2014.
In January 2014, the Company and Mr. Baldanza entered into an Amended and Restated Employment Agreement for the purpose of creating certain incentives for Mr. Baldanza to continue employment in his current position as President and Chief Executive Officer and to make certain other modifications to the terms of Mr. Baldanza's prior employment agreement. Under the Amended and Restated Employment Agreement, if the Company terminates Mr. Baldanza’s employment without cause, Mr. Baldanza will be entitled to receive an amount in cash equal to two times his annual base salary, payable in equal installments over a 24-month period. In addition, he will receive any unpaid bonus for the fiscal year preceding the fiscal year in which his termination occurs and, in the event Mr. Baldanza ceases to be employed by the Company for any reason other than for cause or a resignation by Mr. Baldanza for any reason, he will also receive a prorated bonus for the fiscal year in which his termination occurs. The foregoing severance benefits are to be reduced by the amount of any other severance payable to Mr. Baldanza under the Company’s 2007 executive severance plan, and are conditioned on Mr. Baldanza's continued compliance with the non-disclosure, non-competition and non-solicitation provisions therein and Mr. Baldanza's execution of a general release in the form attached to the Amended and Restated Employment Agreement. The Amended and Restated Employment Agreement contains non-competition and non-solicitation covenants of Mr. Baldanza that will remain in effect for twelve months after his termination date and for as long thereafter as he is entitled to receive severance payments. If the Company terminates Mr. Baldanza’s employment without cause or Mr. Baldanza resigns from his employment, the Company will provide him with health insurance benefits until he reaches 65 years of age or becomes entitled to similar health insurance benefits from another employer. If the Company terminates Mr. Baldanza's employment without cause, Mr. Baldanza, his spouse and dependents will receive a lifetime travel pass on Company aircraft. If Mr. Baldanza’s employment is terminated for any reason other than due to death or a termination by the Company for cause, and at the time of such termination, he is at least 60 years of age or has served as Chief Executive Officer and/or President of the Company for at least 10 years, the Company will provide him, his spouse and dependents a lifetime travel pass on Company aircraft, subject to certain restrictions.
On June 13, 2014, Mr. Lynde's employment with the Company terminated. Mr. Lynde did not receive any severance or other benefits under the Company's 2007 executive severance plan in connection with his separation from the Company. Pursuant to an agreement entered into by Mr. Lynde and the Company in November 2014, in settlement of any pending disputes and in lieu of receiving any severance or other benefits under the Company's 2007 executive severance plan, Mr. Lynde received, in 2014, $35,750 as severance and $2,592 as reimbursement of COBRA premiums, for a combined total amount of $38,342. Under the same agreement, Mr. Lynde is entitled to receive further payments through November 2015 (amounting to approximately $1,000,000 in the aggregate between the combined 2014 and 2015 payments) as well as flight benefits on us through November 2017.
Perquisites. Perquisites are not a significant part of our executive compensation program. As is common in the airline industry, senior executives and their immediate families are entitled to certain travel privileges on our flights, which may be on a positive space basis. Similar travel benefits (which generally are on a space available basis) are afforded to all of our director-level employees and above. The value of such flight benefits for the executives is reported as taxable income. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package. We do not provide any other significant perquisites or personal benefits to our NEOs. In addition, in circumstances where the Company is recruiting an executive candidate who would have to relocate to accept our job offer, we provide such executive with relocation assistance, which includes travel, shipping household goods and temporary housing. Relocation benefits are an important tool for us to recruit and retain key management talent. During 2014, the Company did not provide any relocation benefits to any of its NEOs.
Stock Ownership Guidelines for Executives. In March 2014, the Compensation Committee approved a revision to the stock ownership guidelines for our executive officers to require outright ownership of a certain minimum number of shares of our common stock. Under the revised guidelines, our NEOs are required to retain, within five years, equity interests (consisting of shares of common stock and restricted stock units but excluding performance share units) equal to the lesser of (i) a value of 1.5 times base salary (3.0 times salary for the CEO) of which one-third must be owned outright in the form of shares of our common stock, and (ii) 30,000 units of equity (90,000 units for the CEO) of which one-third must be owned outright in the form of shares of our common stock. Also under the revised guidelines, our other executive officers (non-NEOs) are required to retain, within five years, equity interests consisting of shares of common stock and restricted stock units but excluding performance share units) equal to the lesser of (i) a value of 1.0 times base salary of which one-third must be owned outright in the form of shares of our common stock, and (ii) 15,000 units of equity of which one-third must be owned outright in the form of shares of our common stock. All of our executive officers, including our NEOs, are currently in compliance with the revised guidelines.
Clawback Policy. We maintain a clawback policy, pursuant to which the Company may seek reimbursement of incentive compensation (cash and equity-based) paid to executive officers on the basis of reported financial results that were later the subject of a financial statement restatement. Reimbursement under the policy, which became effective January 1, 2014, is limited to the extent the incentive compensation would have been less had it been based on the restated financial results.
Tax and Accounting Considerations. The Board and the Compensation Committee generally consider the financial accounting and tax implications of their executive compensation decisions. The Board's and Compensation Committee's general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible, to the extent consistent with our overall compensation goals. We have not been subject to the provisions of Section 162(m) because of a transitional relief exception under such section that applies to newly-public companies. However, this transitional relief expires on the date of the Annual Meeting, and after such expiration the Company will be subject to the deductibility limits imposed by Section 162(m).
Under Section 162(m), compensation paid to certain of our NEOs (other than our chief financial officer) in excess of $1.0 million per year is not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Our proposed 2015 Plan (as described in Proposal No. 4) is intended to enable the Company to satisfy the performance-based compensation exception to Section 162(m). We are requesting approval of the 2015 Plan by our stockholders at the Annual Meeting.
Our Compensation Committee does not believe that compensation decisions should be determined solely by how much compensation is deductible for federal income tax purposes. As a result, our Compensation Committee has authorized non-deductible compensation and retains the discretion to authorize payments that may not be deductible if it believes that such payments are in the best interests of the Company and its stockholders. Moreover, changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Spirit under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2014 Annual Report on Form 10-K.

Compensation Committee
David G. Elkins, Chairman
Robert L. Fornaro
Horacio Scapparone

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the past three fiscal years.

Name and Principal Position During 2014	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)		All Other Compensation ($) (3)		Total ($)
B. Ben Baldanza	2014	484,100		—		4,885,139		—	789,567		8,262		6,167,068
Chief Executive Officer and President	2013	479,987		—		1,609,344		—	718,455		7,888		2,815,674
	2012	470,000		—		2,182,375		—	329,000		7,544		2,988,919
Edward M. Christie III	2014	318,550		—		1,114,429			363,689		368		1,797,036
Senior Vice President and Chief Financial Officer	2013	304,958		—		606,375		—	319,527		760		1,231,620
	2012	187,500		—		2,791,100	(4)	—	161,700		32,520		3,172,820
John Bendoraitis	2014	320,000		—		1,081,183			365,344		6,564		1,773,091
Senior Vice President and Chief Operating Officer	2013	64,410	(5)	115,000	(6)	1,891,486	(7)	—	61,083	(8)	30,041		2,162,020
Thomas C. Canfield	2014	323,700		—		1,114,429			369,568		294		1,807,991
Senior Vice President, General Counsel and Secretary	2013	308,500		—		517,563		—	323,238		283		1,149,584
	2012	300,000		—		641,875		—	147,000		194		1,089,069
Robert A. Schroeter (9)	2014	220,625		—		396,797		—	179,920		5,222		802,564
Vice President - Consumer Marketing								—
James M. Lynde (10)	2014	138,646	(11)	—		554,283	(12)	—	—	(13)	42,437	(14)	747,355
Senior Vice President - Human Resources	2013	282,792		—		517,563		—	278,011		8,560		1,086,926

(1)
Amounts shown in the “Stock Awards” column for 2014 represent the aggregate grant date fair value of restricted stock units and performance share units granted on each year as indicated and computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 8, “Stock-Based Compensation”, to our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The single measure that determines the number of units to be earned for the performance unit shares granted during 2014 is our total shareholder return, or TSR, compared with the average of TSRs of companies in our peer group, all computed over the performance period, which is a market condition as defined under FASB ASC 718. Since these awards do not have performance conditions as defined under ASC 718, such awards have no maximum grant date fair values that differ from the fair values presented in the table above.

(2)
Amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2014 represent cash bonuses under the Company’s 2014 short term cash bonus program awarded in February 2014 and paid in February 2015, as disclosed more fully under the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Amounts under the “All Other Compensation” column consist of 401(k) company-matching contribution, company-paid life insurance and accidental death and dismemberment insurance premiums, and travel benefits. The amounts for 2014 are as follows:

Name	401(k)Plan Company Contributions ($) (a)	Company-Paid Life Insurance and Accidental Death and Dismemberment Insurance Premiums ($)	Travel Benefits ($)
Mr. Baldanza	7,800	162	300
Mr. Christie	—	162	206
Mr. Bendoraitis	6,333	162	69
Mr. Canfield	—	162	132
Mr. Schroeter	4,894	162	166
Mr. Lynde	3,933	162	561

(a)
See Note 13 (Defined Contribution 401(k) Plan) to our Financial Statements in our 2014 Annual Report for a description of employer matching contributions made under our defined contribution 401(k) plans.

(4)
Upon commencement of employment on April 16, 2012, Mr. Christie was granted 47,500 restricted stock units and 47,500 performance share units, on the same vesting and other terms as for the other executive officers.

(5) Mr. Bendoraitis' 2013 base salary was prorated to reflect his October 21, 2013 employment start date.

(6)	Upon commencement of employment on October 21, 2013, Mr. Bendoraitis received a signing bonus in the amount of $115,000.

(7)
Upon commencement of employment on October 21, 2013, Mr. Bendoraitis was granted 16,197 restricted stock units and 16,197 performance share units, on the same vesting and other terms as for the other executive officers.

(8)	Mr. Bendoraitis' 2013 short-term cash incentive bonus was prorated to reflect his October 21, 2013 employment start date.

(9)	Mr. Schroeter was not a NEO in 2013 or 2012.
(10)    Mr. Lynde's employment with the Company terminated on June 13, 2014.
(11) Mr. Lynde's 2014 base salary was prorated to reflect his June 13, 2014 separation date.
(12) Upon Mr. Lynde's separation from the Company on June 13, 2014, his outstanding and unvested stock awards were forfeited and canceled.
(13) Due to his separation from the Company, effective June 13, 2014, Mr. Lynde did not participate in the Company's 2014 short-term cash bonus program.
(14) In addition to the amounts listed under footnote 3, pursuant to an agreement entered into by Mr. Lynde and the Company in November 2014, in settlement of any pending disputes and in lieu of receiving any severance or other benefits under the Company's 2007 executive severance plan, Mr. Lynde received, in 2014, $35,750 as severance and $2,592 as reimbursement of COBRA premiums, for a combined total amount of $38,342. Under the same agreement, Mr. Lynde is entitled to receive further payments through November 2015 (amounting to approximately $1.0 million in the aggregate between the combined 2014 and 2015 payments) as well as flight benefits on us through November 2017.
Grants of Plan-Based Awards in 2014
The following table sets forth certain information with respect to grants of plan-based awards to our NEOs for 2014.

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (#)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)		Grant Date Fair Market Value of Stock Awards (4) ($)
Name	Grant Date	Committee Action Date	Threshold	Target	Maximum	Threshold	Target	Maximum
B. Ben Baldanza			242,050	484,100	968,200
	3/4/2014	3/4/2014				6,625	13,249	26,498			1,045,845
	1/10/2014	1/10/2014							63,803	(5)	3,031,281
	3/4/2014	3/4/2014							13,249		781,823
Edward M. Christie III			161,200	322,400	644,800
	3/4/2014	3/4/2014				2,130	4,259	8,518			336,196
	3/4/2014	3/4/2014							13,188	(6)	778,224
John Bendoraitis			160,000	320,000	640,000
	3/4/2014	3/4/2014				2,009	4,018	8,036			317,172
	3/4/2014	3/4/2014							12,947	(6)	764,002
Thomas C. Canfield			163,800	327,600	655,200
	3/4/2014	3/4/2014				2,130	4,259	8,518			336,196
	3/4/2014	3/4/2014							13,188	(6)	778,224
Robert A. Schroeter			115,000	230,000	460,000
	3/4/2014	3/4/2014				893	1,786	3,572			140,983
	3/4/2014	3/4/2014							1,786		105,392
	3/13/2014	3/13/2014							2,534	(7)	150,418
James A. Lynde (8)			—	—	—

(1)
The amounts in the table above reflect the threshold, target and maximum payouts under the Company’s 2014 short term cash bonus program, as disclosed more fully under the Compensation Discussion and Analysis section of the Proxy Statement.

(2)
The amounts in the table above reflect the threshold, target and maximum number of shares issuable with respect to performance share units granted in March 2014. The performance share units are settled in shares of common stock, in an amount from 0% to 200% of the number of units awarded, based on the Company’s total shareholder return compared to that of ten peer airlines over the three-year period commencing on January 1, 2014 and ending on December 31, 2016.

(3)	Except as noted in footnotes 5, 6 and 7, amounts in the table reflect restricted stock units awarded in 2014, vesting in annual 25% increments over four years following the grant date.

(4)
Amounts shown in this column represent the aggregate grant date fair value of restricted stock unit awards and the performance share awards granted during 2014 as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values in 2014, see Note 8. “Stock-Based Compensation” to our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(5)
Amount reflects restricted stock units awarded in 2014, vesting as follows: 23,926 units vest on July 10, 2015; 7,975 units vest on January 10, 2016; 15,951 units vest on January 10, 2017; and 15,951 units vest on January 10, 2018.

(6) Amount includes 8,929 restricted stock units awarded in 2014, vesting 100% on March 4, 2018.
(7) Amount reflects restricted stock units awarded in 2014, vesting 100% on March 13, 2018.
(8) Mr. Lynde's employment with the Company terminated on June 13, 2014 and as such was not eligible to participate in the Company's 2014 short term cash bonus program. Per our 2011 Plan, Mr. Lynde's unvested equity awards were forfeited and canceled upon his separation from the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards
Employment Agreements and Offer Letters
B. Ben Baldanza. On January 24, 2005, we entered into an employment agreement with B. Ben Baldanza, our current President and Chief Executive Officer. As noted above, such agreement was amended and restated on January 8, 2014 (the "Amended and Restated Employment Agreement"). Under the Amended and Restated Employment Agreement, Mr. Baldanza will continue in his role as Chief Executive Officer and President of the Company and is entitled to receive an annual base salary of $484,100, which salary will be reviewed annually but may not be decreased without Mr. Baldanza’s consent. Mr. Baldanza also will be eligible to receive a bonus at the end of each fiscal year based upon his performance and the Company’s financial results. The amount of any annual bonus will be determined in the discretion of our Compensation Committee, based on a target of 100% of annual base salary and maximum of 200% of annual base salary. Additionally, pursuant to the Amended and Restated Employment Agreement, Mr. Baldanza received, under our 2011 Plan, a one-time special award for retention purposes of 63,803 restricted stock units with the following vesting schedule: 23,926 on July 10, 2015; 7,975 on January 10, 2016; 15,951 on January 10, 2017; and 15,951 on January 10, 2018. The Company and Mr. Baldanza agreed that these restricted stock units and the underlying shares, even if and when vested and deliverable, would not be counted toward Mr. Baldanza’s stock ownership requirements under the Company’s stock ownership guidelines for executives, and the restricted stock units and underlying shares, even if and when vested and deliverable, cannot be sold or transferred until the earlier of January 10, 2018 or Mr. Baldanza’s death. If the Company terminates Mr. Baldanza’s employment without cause, Mr. Baldanza will be entitled to receive an amount in cash equal to two times his annual base salary, payable in equal installments over a 24-month period. In addition, he will receive any unpaid bonus for the fiscal year preceding the fiscal year in which his termination occurs and in the event Mr. Baldanza ceases to be employed by the Company for any reason other than for cause or a resignation by Mr. Baldanza for any reason, he will also receive a prorated bonus for the fiscal year in which his termination occurs. If the Company terminates Mr. Baldanza's employment without cause or Mr. Baldanza resigns from his employment, the Company will provide him with health insurance benefits until he reaches 65 years of age or becomes entitled to similar health insurance benefits from another employer. If the Company terminates Mr. Baldanza's employment without cause, Mr. Baldanza, his spouse and dependents will receive a lifetime travel pass on Company aircraft. If Mr. Baldanza's employment is terminated for any reason other than due to death or a termination by the Company for cause, and at the time of such termination, he is at least 60 years of age or has served as Chief Executive Officer and/or President of the Company for at least 10 years, the Company will provide him, his spouse and dependents a lifetime travel pass on Company aircraft, subject to certain restrictions. The foregoing severance benefits are to be reduced by the amount of any other severance payable to Mr. Baldanza under the Company’s 2007 executive severance plan, and are conditioned on Mr. Baldanza's continued compliance with the nondisclosure, non-competition and non-solicitation provisions of the Amended and Restated Employment Agreement and Mr. Baldanza's execution of a general release in the form attached to the Amended and Restated Employment Agreement.
Edward M. Christie III. On February 29, 2012, we entered into an offer letter with Edward M. Christie III, our current Senior Vice President and Chief Financial Officer. Under that letter agreement, Mr. Christie is entitled to receive an annual base salary from us initially set at $300,000 and a target bonus level of 70% of base salary with a maximum payout capped at 200% of base salary. In addition, the agreement provided for a sign-on grant of 95,000 units of equity-based long-term incentive, under our 2011 Plan, which grant was comprised 50% of time-vested restricted stock units and 50% of performance share units, on the same terms as the 2012 grants for other senior officers. The letter agreement also provided a relocation allowance for Mr. Christie and his family of up to $75,000 (subject to documentation of expenses actually incurred) and positive space travel on our airline for the executive and his immediate family.

John Bendoraitis. On September 7, 2013, we entered into an offer letter with John Bendoraitis, our current Senior Vice President and Chief Operating Officer. Under that letter agreement, Mr. Bendoraitis is entitled to receive an annual base salary from us initially set at $320,000 and a target bonus level of 70% of base salary with a maximum payout capped at 200% of base salary. In addition, pursuant to his employment letter agreement, Mr. Bendoraitis provided for a sign-on grant of 32,394 units of equity-based long-term incentive, under our 2011 Plan, which grant was comprised 50% of time-vested restricted stock units and 50% of performance share units, on the same terms as the 2013 grants for other senior officers. The letter agreement also provided for a signing cash bonus of $115,000, a relocation allowance for Mr. Bendoraitis and his family of up to $60,000 (subject to documentation of expenses actually incurred) and positive space travel on our airline for the executive and his immediate family.
Thomas C. Canfield. On September 10, 2007, we entered into an offer letter with Thomas C. Canfield, our current Senior Vice President, General Counsel and Secretary. Under the agreement, Mr. Canfield is entitled to receive an annual base salary from us initially set at $275,000, a target bonus at 50% of base salary with the maximum payout capped at 200% of base salary. In addition, the agreement provided for a grant of 75,000 shares of restricted stock to Mr. Canfield in connection with his commencement of employment, in accordance with the terms of our 2005 Stock Plan. The letter agreement also provides for positive space travel on our airline for the executive and his immediate family.
Robert A. Schroeter. On June 17, 2005, we entered into an offer letter with Robert A. Schroeter, our then Director of Interactive Marketing and currently our Vice President - Consumer Marketing. Under the agreement, Mr. Schroeter is entitled to receive an annual base salary from us initially set at $94,000, a one time bonus payment of $10,000 payable no later than his one-year anniversary, and participation in a profit sharing plan which is no longer in effect. The letter agreement also provides for space available travel on our airline and other airlines for the employee and his family as well as a relocation allowance of up to $10,000 (subject to documentation of at least 90% of the expenses actually incurred) plus payment of meals and temporary housing for up to 42 days during the relocation period.

Outstanding Equity Awards at December 31, 2014
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2014.

			Option Awards				Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That have Not (2)Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested($)(1)
B. Ben Baldanza	3/4/2014	(3)	—	—	—	—	13,249	1,001,359
	—		—	—	—	—	—	—	6,625	500,718
	1/10/2014	(4)	—	—	—	—	63,803	4,822,231
	4/8/2013	(5)	—	—	—	—	19,706	1,489,379
	—		—	—	—	—	—	—	52,550	3,971,729
	2/21/2012	(6)	—	—	—	—	21,250	1,606,075
Edward M. Christie III	3/4/2014	(7)	—	—	—	—	13,188	996,749
	—		—	—	—	—	—	—	2,130	160,985
	4/8/2013	(5)	—	—	—	—	7,425	561,182
	—		—	—	—	—	—	—	19,800	1,496,484
	4/16/2012	(8)	—	—	—	—	23,750	1,795,025
John Bendoraitis	3/4/2014	(9)	—	—	—	—	12,947	978,534
	—		—	—	—	—	—	—	2,009	151,840
	10/21/2013	(10)	—	—	—	—	12,148	918,146
	—		—	—	—	—	—	—	32,394	2,448,339
Thomas C. Canfield	3/4/2014	(7)	—	—	—	—	13,188	996,749
	—		—	—	—	—	—	—	2,130	160,985
	4/8/2013	(5)	—	—	—	—	6,337	478,950
	—		—	—	—	—	—	—	16,900	1,277,302
	2/21/2012	(6)	—	—	—	—	6,250	472,375
Robert A. Schroeter	3/13/2014	(11)	—	—	—	—	2,534	191,520
	3/4/2014	(3)	—	—	—	—	1,786	134,986
	—		—	—	—	—	—	—	893	67,493
	4/8/2013	(5)	—	—	—	—	2,812	212,531
	—		—	—	—	—	—	—	7,500	566,850
	11/30/2012	(12)	—	—	—	—	2,953	223,188
	8/29/2012	(13)	—	—	—	—	1,700	128,486

(1)	The market value of shares of stock that have not vested is calculated based on the closing price of our common stock as of December 31, 2014 which was $75.58.

(2)
In accordance with the SEC rules, the number of performance share units shown represents the number of units that may be earned based on target performance. The performance share units are settled in shares of common stock, in an amount from 0% to 200% of the number of units awarded, based on the Company’s total shareholder return compared to that of ten peer airlines over the three-year period commencing on January 1, 2013 and ending on December 31, 2015 for the 2013 grants and over the three-year period commencing on January 1, 2014 and ending on December 31, 2016 for the 2014 grants. The SEC rules dictate that the maximum number of units to be shown, because the number of units that would have been earned based on actual results for 2014 (instead of through the end of the performance periods on December 31, 2015 and December 31, 2016, respectively) falls above the target level of performance. Based on actual 2014 total shareholder return results, the Company's total shareholder return ranked first among its peer group as to the 2013 grant of performance share units and ranked seventh in its peer group as to the 2014 grant of performance share units.

(3)	The time-vested restricted stock units vest 25% on each of the four anniversary dates following March 4, 2014.

(4)
The time-vested restricted stock units vest as follows: 23,926 units vest on July 10, 2015; 7,975 units vest on January 10, 2016; 15,951 units vest on January 10, 2017; and 15,951 units vest on January 10, 2018.

(5)	The remaining unvested restricted stock units (75% of the original grant amount) vest in three equal annual installments on each of the second, third and fourth anniversaries of April 8, 2013.

(6)	The remaining unvested restricted stock units (50% of the original grant amount) vest in two equal annual installments on each of the third and fourth anniversaries of February 21, 2012.
(7) 4,259 time-vested restricted stock units vest 25% on each of the four anniversary dates following March 4, 2014. An additional 8,929 time-vested restricted stock units vest 100% on March 4, 2018.
(8) The remaining unvested restricted stock units (50% of the original grant amount) vest in two equal annual installments on each of the third and fourth anniversaries of April 16, 2012.
(9) 4,018 time-vested restricted stock units vest 25% on each of the four anniversary dates following March 4, 2014. An additional 8,929 time-vested restricted stock units vest 100% on March 4, 2018.
(10) The remaining unvested restricted stock units (75% of the original grant amount) vest in three equal annual installments on each of the second, third and fourth anniversaries of October 21, 2013.
(11) The time-vested restricted stock units vest 100% on March 13, 2018.
(12) The remaining unvested restricted stock units (50% of the original grant amount) vest in two equal annual installments on each of the third and fourth anniversaries of November 30, 2012.
(13) The remaining unvested restricted stock units (50% of the original grant amount) vest in two equal annual installments on each of the third and fourth anniversaries of August 29, 2012.
Option Exercises and Stock Vested in 2014
The following table summarizes the option exercises and stock award vesting for each of our named executive officers for the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
B. Ben Baldanza	—	—	59,694	4,160,918
Edward M. Christie	—	—	61,850	4,400,172
John Bendoraitis	—	—	4,049	255,897
Thomas C. Canfield	5,000	366,550	17,738	1,234,044
Robert A. Schroeter	750	60,578	9,172	671,866
James A. Lynde	—	—	12,113	662,538

(1)	Represents the value as determined by the difference between the market price of the underlying securities at exercise and the exercise price.

(2)	Represents the vesting date closing market price of a share of our common stock multiplied by the number of shares that have vested.
Pension Benefits
None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation and benefits that would have become payable to each of our NEOs if our NEO’s employment had terminated on December 31, 2014 as a result of each of the termination scenarios described below, taking into account the named executive’s compensation as of that date. In the case of Mr. Baldanza, the table below captures the provisions under his Amended and Restated Employment Agreement, dated January 8, 2014. The information below does not generally reflect compensation and benefits available to all salaried employees upon termination of employment with us under similar circumstances. Mr. Lynde's employment with the Company terminated on June 13, 2014 and did not receive any severance or other benefits under the Company's 2007 executive severance plan in connection with his resignation.

Name of Executive Officer	Termination Scenario	Severance ($) (1)	Value of Unvested Restricted Stock Awards ($) (2)	Value of Unvested Option Awards ($)	Value of Continued Health Care Coverage Premiums ($) (3)	Life Insurance Proceeds ($) (4)	Other ($) (5)	Total ($)
B. Ben Baldanza	Termination without Cause (6)	1,452,300	—	—	127,591	—	8,262	1,588,153
	Resignation				127,591			127,591
	Change of Control without Termination for Cause (7)	—	10,245,763	—	—	—	—	4,324,925
	Qualifying Termination in Connection with a Change in Control (8)	1,452,300	10,245,763	—	127,591	—	6,712	11,832,366
	Death or Disability	—	10,245,763	—	—	75,000	—	4,399,925
Edward M. Christie	Termination without Cause (6)	322,400	—	—	20,652	—	368	343,420
	Change of Control without Termination for Cause (7)	—	3,834,375	—	—	—	—	3,295,630
	Qualifying Termination in Connection with a Change in Control (8)	322,400	3,834,375	—	20,652	—	910	4,178,337
	Death or Disability	—	3,834,375	—	—	75,000	—	3,370,630
John Bendoraitis (10)	Termination without Cause (6)	320,000	—	—	13,937	—	6,564	340,501
	Change of Control without Termination for Cause (7)	—	2,609,992	—	—	—	—	980,675
	Qualifying Termination in Connection with a Change in Control (8)	320,000	2,609,992	—	13,937	—	505	2,944,434
	Death or Disability	—	2,609,992	—	—	75,000	—	1,055,675
Thomas C. Canfield	Termination without Cause (6)	327,600	—	—	20,652	—	264	348,516
	Change of Control without Termination for Cause (7)	—	2,374,698	—	—	—	—	1,315,177
	Qualifying Termination in Connection with a Change in Control (8)	327,600	2,374,698	—	20,652	—	707	2,723,657
	Death or Disability	—	2,374,698	—	—	75,000	—	1,390,177
Robert A. Schroeter	Termination without Cause (6)	115,000	—		—		5,221	120,221
	Change of Control without Termination for Cause (7)		1,077,418					2,782,120
	Qualifying Termination in Connection with a Change in Control (8)	115,000	1,077,418		—		302	1,192,720
	Death or Disability		1,077,418			75,000		2,857,120

(1)
Represents continuation of salary payments for twelve months except for (i) Mr. Schroeter who is entitled to receive continuation of salary payments for six months; and (ii) Mr. Baldanza who is entitled to receive an amount in cash equal to two times his annual base salary, payable in equal installments over a twenty four-month period, pursuant to his Employment Agreement.

(2)
Represents the aggregate value of the executive’s unvested restricted stock and restricted stock units that would have vested on an accelerated basis, determined by multiplying the number of accelerating shares by the closing price of our common stock ($75.58 as of December 31, 2014). Unvested restricted stock unit awards under the 2011 Plan become fully vested in the event of a change in control, only to the extent not assumed by a successor. Also includes the value of 66% of the performance share units granted in 2013 which, in the event of a change of control, death or disability occurring prior to the end of the three-year measurement period, vest pro rata according to the time elapsed from January 1, 2013 to the date of the change of control, death or disability based on actual performance up to such date. Also includes the value of 33% of the performance share units granted in 2014 which, in the event of a change of control, death or disability occurring prior to the end of the three-year measurement period, vest pro rata according to the time elapsed from January 1, 2014 to the date of the change of control, death or disability based on actual performance up to such date. Pursuant to our 2007 executive severance plan, payment would be triggered by a termination without cause in connection with a change in control or within twelve months following a change in control or a resignation for good reason within thirty days following a change in control.

(3)
For NEOs other than Mr. Baldanza, represents continued coverage under COBRA for twelve months under the 2007 executive severance plan based on the incremental cost of our contribution as of December 31, 2014 to provide this coverage. In the case of Mr. Baldanza, whether the Company terminates his employment without cause or he resigns from his employment, represents continued coverage under COBRA and, once COBRA lapses, continued health insurance coverage until he reaches 65 years of age. The Company will provide Mr. Baldanza with health insurance benefits until he reaches 65 years of age or becomes entitled to similar health insurance benefits from another employer.

(4) Our NEOs each receive life insurance proceeds of $75,000 upon death, which amounts have been included in the table. We pay the premiums for term life insurance for all eligible employees providing coverage ranging between $20,000 and $100,000.
(5) For NEOs other than Mr. Baldanza, represents the value of a free family travel pass for twelve months and use of a blackberry for thirty days in order to allow the participant to transition to another device. The value of the flight benefits for twelve months was calculated using an incremental cost approach, assuming that executives and eligible family members would each take ten round trip flights during the period, each with an incremental cost that includes the estimated cost of incremental fuel, insurance, security, station cleaning, facility rent and station baggage rent, but excludes fees and taxes paid by the named executive officer for the air transportation. In the case of Mr. Baldanza, in the event of a termination without cause only, represents the value of a lifetime travel pass (including immediate family) on our flights, as provided under his employment agreement. The present value of the lifetime flight benefit was calculated using a discount rate of 7.00% and mortality assumptions based on the United States Statistics Life Expectancy Tables. The value was calculated using an incremental cost approach, assuming that Mr. Baldanza and his eligible family members would each take ten round trip flights during each year, each with an incremental cost that includes the estimated cost of incremental fuel, insurance, security, station cleaning, facility rent and station baggage rent, but excludes fees and taxes paid by Mr. Baldanza for the air transportation. If Mr. Baldanza resigns for good reason within thirty days following a change in control, he will be entitled to a free family travel pass for twelve months and use of a blackberry for thirty days only.
(6) Represents the benefits payable to Mr. Baldanza under his employment agreement and the benefits payable to each other NEO under the 2007 executive severance plan. Severance benefits are triggered under our 2007 executive severance plan when the executive is terminated without cause. Effective September 1, 2014, our 2007 executive severance plan was amended to allow the Board to terminate an executive for poor performance without triggering severance benefits. Such amendment does not apply to our NEOs or any other executive hired before September 1, 2014.
(7) Represents the benefits payable to the NEOs under the 2011 Plan. In the event that a successor company in a change of control refuses to assume or substitute for an outstanding equity award, such award shall become fully vested and, if applicable, exercisable, and all forfeiture restrictions shall lapse, in each case, as of immediately prior to the consummation of the change in control.
(8) Except for Mr. Baldanza, represents the benefits payable to each NEO under the 2007 executive severance plan in the event of a termination without cause in connection with a change in control or within twelve months following a change in control or a termination for good reason within thirty days following a change in control. In the case of Mr. Baldanza, pursuant to his Amended and Restated Employment Agreement, represents an amount in cash equal to two times his annual base salary, payable in equal installments over a twenty four-month period if the Company terminates his employment without cause in connection with a change in control. If Mr. Baldanza resigns for good reason within thirty days following a change in control, he will be entitled to an amount equal to one time his annual base salary. Although not included in the table above, in the event of a termination without cause, Mr. Baldanza is entitled to receive any unpaid bonus for the fiscal year preceding the fiscal year in which his termination occurs and, in the event he is terminated without cause, he will be entitled to a pro rata bonus for the fiscal year in which his termination occurs.

Equity Compensation Plan Information
The table below provides information relating to our equity compensation plans under which our common stock is authorized for issuance as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Security Holders (1)	774,595 (2)	$8.32 (3)	2,682,457
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	774,595	$8.32	2,682,457

(1) Includes only the Spirit Airlines, Inc. 2011 Equity Incentive Award Plan (“2011 Plan”).
(2) Includes restricted stock units and performance share units issuable, and stock options exercisable, pursuant to outstanding award agreements under the 2011 Plan. With respect to performance share units, assumes target achievement; actual achievement may result in the issuance of shares of common stock ranging between 0% to 200% of target, based on the Company’s total shareholder return compared to that of a performance share peer group over the applicable three-year period.
(3) The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock units and performance share units.
Compensation Risk Assessment
In February 2015, the Compensation Committee was presented with the results of management's analysis on our compensation policies and practices for our employees to determine if these policies and practices give rise to risks that are reasonably likely to have a material adverse effect on us or encourage our employees to take excessive risks in order to receive larger awards.
This risk assessment process included a review by management of our compensation policies and practices and identification of risks and risk controls related to the programs. Although management reviewed all compensation programs, it focused on the programs with variability of payout, which means the participant is able to directly affect payout. Management assessed our compensation programs against potential compensation risks relating to pay mix, performance metrics, payment timing and adjustments, equity incentives, performance appraisals, and leadership and culture. The Compensation Committee agreed with management findings that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
In reaching its conclusion that our compensation policies and practices do not give rise to risks that are reasonably likely to have a material adverse effect on us or encourage our employees to take excessive risks in order to receive larger awards, management considered the following:

•
For most of our employees, cash compensation is fixed in the form of base salaries or hourly cash compensation. For our officers and director-level employees, the majority of cash compensation is also fixed in the form of base salaries. Fixed compensation in the form of base salaries or hourly compensation provide income regardless of our short-term performance and do not create an incentive for employees to take unnecessary risks.

•
In evaluating our performance for purposes of our cash incentive plans, the Compensation Committee reviews our performance under a mix of financial and operating measures to provide a balanced perspective.

•
The Compensation Committee exercises broad discretion in determining compensation amounts, and qualitative factors beyond quantitative financial metrics are a key consideration in the determination of individual cash bonuses and long-term equity awards. For example, for 2014, the determination of bonus payouts under our short-term incentive plan was not purely formulaic and was based on the Compensation Committee’s evaluation of qualitative factors beyond quantitative financial metrics.

•
The financial opportunity in our long-term incentive program is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking. Annual equity-based awards vest ratably over four years, in the case of restricted stock units or restricted shares, or are settled in a single payment after three years, in the case of our performance share units, in each case subject to the holder’s continuing service with us. This promotes alignment of our employees’ interests with our long-term objectives and interests and with stockholders’ interests.

•
The following risk mitigating controls: (i) stock ownership guidelines for non-employee directors and executive officers; (ii) anti-hedging and anti-pledging policy applicable to NEOs and members of the Board; (iii) clawback policy on compensation to executive officers; (iv) basing our short term incentive plan on more than one performance measurement, including both financial and operational metrics; and (v) periodic review of our compensation policies and programs by the Company's internal audit group.

•	We maintain caps on the maximum payouts under our cash incentive plan and our performance share units.

•	We do not currently grant stock options.
This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Spirit under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.spirit.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Spirit’s audited consolidated financial statements as of and for the year ended December 31, 2014.
The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Audit Committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and is seeking ratification of such selection by the stockholders.

Audit Committee
Robert D. Johnson, Chairman
H. McIntyre Gardner
Barclay G. Jones III
Stuart I. Oran

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board has adopted a written related party policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.
Other than the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, set forth below are descriptions of our related party transactions.
Tax Receivable Agreement
On June 1, 2011, the Company completed its initial public offering of common stock, or IPO. In connection with the IPO, the Company entered into a tax receivable agreement, or TRA, and thereby distributed immediately prior to the completion of the IPO to the holders of common stock as of such time, or the Pre-IPO Stockholders, the right to receive an amount equal to 90% of the cash savings in federal income tax realized by it by virtue of the use of the federal net operating loss, deferred interest deductions and alternative minimum tax credits held by the Company as of March 31, 2011, which was defined as the Pre-IPO NOL. Cash tax savings were generally computed by comparing actual federal income tax liability to the amount of such taxes that the Company would have been required to pay had such Pre-IPO NOLs (as defined in the TRA) not been available. Upon consummation of the IPO and execution of the TRA, the Company recorded a liability with an offsetting reduction to additional paid in capital. The amount and timing of payments under the TRA depended upon a number of factors, including, but not limited to, the amount and timing of taxable income generated in future periods and any limitations that may have been imposed on the Company's ability to use the Pre-IPO NOLs. The term of the TRA was to continue until the first to occur (a) the full payment of all amounts required under the agreement with respect to utilization or expiration of all of the Pre-IPO NOLs, (b) the end of the taxable year including the tenth anniversary of the IPO or (c) a change in control of the Company.
In accordance with the TRA, the Company was required to submit a Tax Benefit Schedule showing the proposed TRA payout amount to the Stockholder Representatives within 45 calendar days of the Company filing its tax return. Stockholder Representatives were defined as Indigo Pacific Partners, LLC and OCM FIE, LLC, representing the two largest ownership interest of pre-IPO shares. The Tax Benefit Schedule was to become final and binding on all parties unless a Stockholder Representative, within 45 calendar days after receiving such schedule, provided the Company with notice of a material objection to such schedule. If the parties, for any reason, were unable to successfully resolve the issues raised in any notice within 30 calendar days of receipt of such notice, the Company and the Stockholder Representatives had the right to employ the TRA's reconciliation procedures. If the Tax Benefit Schedule was accepted, the Company had five days after acceptance to make payments to the Pre-IPO stockholders. Pursuant to the TRA's reconciliation procedures, any disputes that could not be settled amicably, were to be settled by arbitration conducted by a single arbitrator jointly selected by both parties.
During the second quarter of 2012, the Company paid $27.2 million, or 90% of the 2011 tax savings realized from the utilization of NOLs, including $0.3 million of applicable interest, to the Pre-IPO Stockholders.
During 2013, the Company filed an amended 2009 income tax return which resulted in a reduction to the estimated TRA liability from $8.0 million to $5.6 million. On September 13, 2013, the Company filed its 2012 federal income tax return, and on October 14, 2013, the Company submitted the Tax Benefit Schedule to the Stockholder Representatives. On November 27, 2013, pursuant to the TRA, the Company received an objection notice to the Tax Benefit Schedule from the Stockholder Representatives. On April 7, 2014, the Company received a demand for arbitration from the Stockholder Representatives. Prior to commencing arbitration proceedings, on June 17, 2014, the Company and Stockholder Representatives agreed on a settlement amount of $7.0 million in addition to interest of $0.3 million. The agreed upon settlement was in excess of the outstanding liability of $5.6 million at the time of settlement. The excess payment of $1.4 million was recorded within other expense in the statement of operations and in the statement of cash flows as a component of cash flows from operating activities. As of December 31, 2014, the Company had made all payments in accordance with the agreed upon settlement terms and had no outstanding obligations related to the TRA.
Indemnification
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. Under the indemnification agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, to situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS
Our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”), which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2014 Annual Report to Stockholders at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2014 Annual Report to Stockholders may also be directed to Secretary, 2800 Executive Way, Miramar, Florida 33025.
We have filed our 2014 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Exhibits to the 2014 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Secretary, 2800 Executive Way, Miramar, Florida 33025.

By Order of the Board of Directors

/s/ Thomas Canfield
Thomas Canfield Secretary
April 28, 2015

Annex A

SPIRIT AIRLINES, INC.
2015 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Spirit Airlines, Inc. 2015 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Spirit Airlines, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
PRIOR PLAN
The Plan shall not terminate, amend or modify any provision of the Prior Plan (defined below) or adversely affect any Awards (defined below) or rights outstanding under the Prior Plan; provided, however, that, following approval of the Plan by the Company's stockholders, no further Awards will be granted under the Prior Plan.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. All references to Sections and Articles shall be deemed to be references to the Sections and Articles of the Plan, unless the context clearly indicates otherwise. As used in the Plan, the word “include” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such word.
2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 "Affiliate" means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term "control" means the possession, directly or indirectly, of the power to direct the management and policies of such person or entity, whether through the ownership of voting or other securities , by contract or otherwise.

2.3 “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the expiration date of the term of the applicable Option or Stock Appreciation Right.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award, a Stock Appreciation Right or an Other Award, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Change in Control” shall mean and includes each of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its parents or subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.10 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.11 “Company” shall mean Spirit Airlines, Inc., a Delaware corporation.

2.12 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.13 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.14 “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 9.4.

2.15 “Director” shall mean a member of the Board, as constituted from time to time.

2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9.2.

2.17 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23 “Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

(a)     If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)    If the Common Stock is not listed on an established stock exchange or national market system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.24 “GAAP” means generally accepted accounting principles in the United States.

2.25 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26 “Holder” shall mean a person who has been granted an Award.

2.27 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.30 “Option” shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

2.31 “Other Award” shall mean an award of unrestricted Common Stock, rights to receive future grants of equity-based or equity-related awards, awards denominated in Common Stock (including performance shares or performance units), cash payments based in whole or in part on the value or future value of shares of Common Stock, or other forms of equity-based or equity-related awards.

2.32 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.1.

2.33 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects, in its sole discretion, for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)    Performance Criteria may include one or more of the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) aircraft rent); (ii) gross or net sales, revenue or revenue growth; (iii) net income (either before or after taxes); (iv) operating earnings or profit (before or after taxes); (v) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (vi) return on assets; (vii) return on investment or capital; (viii) return on stockholders’ equity; (ix) return on sales; (x) gross or net profit, profit growth or operating margin (before or after taxes); (xi) costs (including cost of capital), debt leverage, year-end cash position or book value; (xii) funds from operations; (xiii) expenses; (xiv) working capital; (xv) basic or diluted earnings per share (before or after taxes); (xvi) price per share of Common Stock (including, but not limited to, growth measures and total stockholder return); (xvii) regulatory body approval for commercialization of a product; (xviii) implementation or completion of critical projects; (xix) market share; (xx) expense targets or cost reduction goals, general and administrative expense savings; (xxi) enterprise value; (xxii) objective measures of personal targets, goals or completion of projects, (xxiii) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; (xxiv) revenue per available seat mile; (xxv) cost per available seat mile; (xxvi) the results of employee or customer satisfaction surveys; and (xxvii) other measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement, any of which may be measured either in absolute terms for the Company or any operating unit of the Company, product lines, brands, business segments, administrative departments of the Company or any combination thereof, or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)    The Administrator may, in its sole discretion and without obtaining stockholder approval if applicable tax and/or securities laws so permit, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle or tax laws, or other laws or regulatory rules affecting reported results; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions, divestitures, reorganization or restructuring programs; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) asset write-downs or items related to amortization of acquired intangible assets; (xiii) litigation or claim judgments or settlements; (xiv) foreign exchange gains and losses; (xv) discontinued operations and nonrecurring charges; (xvi) a change in the Company’s fiscal year; (xvi) items that are outside the scope of the Company’s core, on-going business activities; (xvii) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and (xviii) items relating to any other unusual or nonrecurring events or changes in business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.

2.36 “Performance Period” shall mean, for any Performance Award, one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, such Performance Award.

2.37 “Plan” shall mean this Spirit Airlines, Inc. 2015 Incentive Award Plan, as it may be amended or restated from time to time.

2.38 “Plan Limit” means the maximum aggregate number of shares of Common Stock that may be issued for all purposes under the Plan as set forth in Section 3.1(a).

2.39 “Prior Plan” shall mean the Spirit Airlines, Inc. 2011 Equity Incentive Award Plan, as such plan may be amended from time to time.

2.40 “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.41 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.42 “Restricted Stock Units” shall mean the right to receive Common Stock awarded under Section 9.5.

2.43 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.44 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.45 “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.46 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.47 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.48 “Termination of Service” shall mean:

(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.

SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.

(a)    Subject to Section 14.2 and Section 3.1(b) the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) any shares of Common Stock which as of the Effective Date are available for issuance under the Prior Plan, less any shares of Common Stock which are the subject of awards made under the Prior Plan after the Effective Date and prior to the date the Plan is approved by the Company's stockholders, and (ii) any shares of Common Stock which become available for issuance upon the forfeiture or lapse of awards under the Prior Plan, without such awards having been exercised or settled. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

(b)    To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Holder, then any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not be added back to the Plan Limit. Any shares of Common Stock repurchased by the Company prior to vesting so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)    Notwithstanding anything to the contrary in Section 3.1(a), but subject to adjustment under Section 14.2, the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

(i)the maximum number of shares of Common Stock that may be issued pursuant to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 1,000,000 shares of Common Stock; and

(ii)the maximum amount of Awards (other than Options and Stock Appreciation Rights) that may be awarded to any Eligible Individual in any calendar year is ten million dollars ($10,000,000) measured as of the date of grant (with respect to Awards denominated in cash) or three hundred thousand (300,000) shares of Common Stock measured as of the date of grant (with respect to Awards denominated in shares of Common Stock).

(d)    To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued pursuant to any Substitute Award shall not be counted against the Plan Limit and shall not be counted against the special limitations set forth in Section 3.1(c); provided, however, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.
3.2 Stock Distributed. Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market or in private transactions, or a combination thereof.

ARTICLE 4.
GRANTING OF AWARDS
4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Article 12 regarding the automatic grant of Awards to Non-Employee Directors, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements shall be in such form, and contain such terms and conditions consistent with the Plan as the Committee shall approve; provided, however, that (i) Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code and (ii) Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign stock exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.7 Minimum Vesting of Awards. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan to Employees or Consultants (excluding Non-Employee Directors) shall become vested on one or more vesting dates over a period of not less than one year following the date the Award is granted; provided, however, that (i) the Administrator, in its sole discretion, may determine that, on an ad hoc basis, Awards may be granted under the Plan without regard to the foregoing minimum vesting provisions in order to achieve a specified business objective, such as an inducement to a new hire or a retention award to a key employee or group of key employees; (ii) Awards may be granted to certain Eligible Individuals under the Plan without regard to the foregoing minimum vesting provisions (x) if such Eligible Individual is subject to laws and/or regulations imposing certain requirements or restrictions on the remuneration of such individual or (y) in order to conform with local laws applicable to such grant; and (iii) nothing in this Section 4.7 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award upon circumstances it deems appropriate, including, without limitation, upon or following a Change in Control or the Holder’s death, disability, retirement or involuntary termination.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION
5.1 Purpose.
(a)    The Committee, in its sole discretion, may determine whether an Award is to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. Notwithstanding the foregoing, (i) any Award to a Holder who is a “covered employee” within the meaning of Section 162(m) of the Code for a fiscal year that satisfies the requirements of this Article 5 may be treated as Performance-Based Compensation in the absence of any such Committee designation and (ii) if the Company determines that a Holder who has been granted an Award designated as a Performance-Based Compensation is not (or is no longer) a “covered employee” within the meaning of Section 162(m) of the Code, the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Article 5 (but subject otherwise to the provisions of Section 14).

(b)    The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock, the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any performance or incentive Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 8 or 9 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Holders, (b) select the Performance Criteria applicable to the Performance Period and the length of the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify in an objective manner the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such

Performance Period. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of GAAP.

5.5 Certification and Determination of Awards. Following the completion of each Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period, and, if so, calculate and certify in writing (which may be in such form as the Committee shall determine, including minutes of a meeting of the Committee) that amount of the Performance Awards earned for the period based upon the applicable performance formula. The Committee shall then determine the amount of each Holder’s Performance Award actually payable for the Performance Period and, in so doing, may apply discretion to eliminate or reduce the size of a Performance Award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable Award Agreement, the Committee shall not have the discretion to (i) provide payment or delivery in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (ii) increase a Performance Award above the applicable limitations set forth in Article 3.

5.6 Payment of Performance Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.7 Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Awards granted for a Performance Period shall be paid to Holders as soon as administratively practicable following completion of the certifications required by this Article 5. Any deferral of payment or settlement of any Performance Award shall not (between (x) the date as of which the Award is deferred and (y) the payment or settlement date) increase (i) with respect to a Performance Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee, or (ii) with respect to a Performance Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award Agreement, any Performance Award that is deferred and is otherwise payable in shares of Common Stock may be credited (during the period between the date as of which the Award is deferred and the payment date) with Dividend Equivalents as set forth in Section 9.2.

5.8 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS
6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted.
6.3 Option Exercise Price. The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code), unless otherwise determined by the Administrator. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a)    The Administrator shall determine the period during which a Holder shall vest in an Option and have the right to exercise such Option in whole or in part. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)    No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Option would have been exercisable.

ARTICLE 7.

EXERCISE OF OPTIONS
7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d)    Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

7.4 Automatic Exercise upon Expiration. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by the Holder of the applicable Option in writing to the Company, each vested and exercisable Option granted hereunder and outstanding on the Automatic Exercise Date with an exercise price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date shall, automatically and without further action by the Holder of the Option or the Company, be exercised on the Automatic Exercise Date. In connection with such exercise, payment of the exercise price of any such Option and the applicable withholding taxes shall be made pursuant to Section 7.2, in a manner determined in the sole discretion of the Administrator in accordance with Sections 11.1 and 11.2. Unless otherwise determined by the Administrator, this Section 7.4 shall not apply to an Option if the Holder of the Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 7.4.

ARTICLE 8.

AWARD OF RESTRICTED STOCK
8.1 Award of Restricted Stock.

(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.3.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED
STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS AND OTHER AWARDS
1.Performance Awards.
(a)The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Eligible Individual. Performance Awards may be paid in cash, shares of Common Stock, or both, as determined by the Administrator.
(b)Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

9.2 Dividend Equivalents.

(a)    Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Holder.

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit.

9.6 Other Awards. The Administrator is authorized to grant Other Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Administrator shall from time to time determine. Each Other Award shall be evidenced by an Award Agreement, which shall set forth such terms and provisions of the Other Award that the Administrator determines to be consistent with the purpose of the Plan and the interests of the Company.

9.7 Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award, Restricted Stock Unit award and/or Other Award shall be set by the Administrator in its sole discretion.

9.8 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award, shares distributed pursuant to a Restricted Stock Unit award or shares distributed pursuant to an Other Award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable law.
9.9 Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award, Restricted Stock Unit award and/or Other Award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award, Restricted Stock Unit award and/or Other Award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS
10.1 Grant of Stock Appreciation Rights.

(a)    The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)    A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the per share Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in

(c) below, the exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted, unless determined otherwise by the Administrator.

(c)    Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Vesting.

(a)    The Administrator shall determine the period during which a Holder shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.
(b)    No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A written notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)    In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4 Payment. Payment of the amount determined under Section 10.1(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

10.5 Automatic Exercise upon Expiration. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by the Holder of the applicable Stock Appreciation Right in writing to the Company, each vested and exercisable Stock Appreciation Right granted hereunder and outstanding on the Automatic Exercise Date with an exercise price per share of Common Stock that is less than the Fair Market Value per share of Common Stock as of such date shall, automatically and without further action by the Holder of the Stock Appreciation Right or the Company, be exercised on the Automatic Exercise Date. In connection with such exercise, payment of the exercise price of any such Stock Appreciation Right and the applicable withholding taxes shall be made pursuant to Section 10.3, in a manner determined in the sole discretion of the Administrator in accordance with Sections 11.1 and 11.2. Unless otherwise determined by the Administrator, this Section 10.5 shall not apply to a Stock Appreciation Right if the Holder of the Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share of Common Stock that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 10.5.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS
11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Common Stock (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). Unless determined otherwise by the Administrator, the number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a)    Except as otherwise provided in Section 11.3(b):

(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)    Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

(c)    Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)    All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Clawback / Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company as further defined by the Administrator (including, without limitation, committing fraud or conduct contributing to any financial restatements or irregularities, or violating a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Administrator), or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder). The Administrator may also provide in an Award Agreement that if the Holder receives any amount in excess of what the Holder should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Administrator, then the Holder shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a separate written instrument or written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

11.6 Repricing. Except as otherwise permitted under Section 14.2, if (i) the Administrator reduces the exercise price of any Option or Stock Appreciation Right, (ii) the Administrator cancels any outstanding Option or Stock Appreciation Right and replaces it with a new Option or Stock Appreciation Right with a lower exercise price or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) or (iii) the Administrator takes any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iii), any such action shall not be effective without stockholder approval.

ARTICLE 12.

NON-EMPLOYEE DIRECTOR AWARDS
12.1 Non-Employee Director Awards. The Board may grant Awards to Non-Employee Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of shares of Common Stock to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.
ARTICLE 13.

ADMINISTRATION
13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of the NASDAQ Stock Market (or other principal securities market on which shares of Common Stock are traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full

Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and each Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Holder;

(c)    Determine the number of Awards to be granted and the number of shares of Common Stock to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

The Administrator shall not be obligated to exercise any of its powers and authority under the Plan or under any Award Agreement, but may do so in its sole discretion at any time or from time to time.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Limitations on Liability. Neither the Administrator nor any member of the Board, the Committee or any employee or agent of the Company shall be liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and each member of the Committee shall be determined only with reference to the Plan, and no implied duties or obligations shall be read into the Plan or any Award Agreement on the part of the Company, the Administrator or any member of the Board or the Committee.

13.7 Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

13.8 Actions by the Board. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NASDAQ Stock Market (or other principal securities market on which shares of Common Stock are traded). In any such case, the Board shall have all the authority granted to the Committee under the Plan.

ARTICLE 14.

MISCELLANEOUS PROVISIONS
14.1 Amendment, Suspension or Termination of the Plan.

(a)    Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, no such amendment, modification, suspension or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code). Further, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan. Except as provided in Section 14.10, any amendment, modification, suspension or termination of the Plan that would materially and adversely affect the rights or obligations of any Holder of any Award theretofore granted or awarded shall not to that extent be effective without the consent of the affected Holder, unless the Award itself otherwise expressly so provides or unless the Administrator determines that such amendment, modification, suspension or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to Section 11.6 without stockholder approval.

(b)    No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

(c)    Except as set forth in Section 11.6, the Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Holder’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Holder with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Holder unless the Committee determines that such either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)    In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)    To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)    To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i)    The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted in such manner as the Administrator may deem equitable. The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan).

(d)    Notwithstanding any other provision of the Plan, but subject to Section 14.2(e), in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e)    In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award upon a Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse, in each case, as of immediately prior to the consummation of such Change in Control. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)    With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i)    No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(j)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders.

(a)    The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months of the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

(b)    Following the initial stockholder approval referenced in Section 14.3(a), the Administrator may, for purposes of exempting certain Awards from the deduction limitations of Section 162(m) of the Code, submit the provisions of the Plan regarding Performance Awards for re-approval by the stockholders of the Company every five years in accordance with applicable Treasury Regulations. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws.

(a)    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)    The Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the U.S. Federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders.

(c)    The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Holder, the Holder’s acquisition of Common Stock from the Company and/or the Holder’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Holder an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award).

Such amount shall be delivered to the Holder as soon as practicable following the cancellation of such Award or portion thereof.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

14.10 Section 409A.

(a)    It is intended that this Plan comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Holder is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Holder in connection with this Plan, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Holder or any beneficiary harmless from such taxes or penalties.

(b)    Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(c)    With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(d)    Notwithstanding anything in the Plan to the contrary, if a Holder is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Holder prior to the date that is six months after the date of such Holder’s “separation from service” or, if earlier, the Holder’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

14.11 No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Holders of Awards under the Plan.

14.12 Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

14.13 No Rights to Awards; No Right to Uniform Treatment. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.14 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.15 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.16 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.17 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Spirit Airlines, Inc. on December 16, 2014, and reflects all approved modifications through March 17, 2015.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Spirit Airlines, Inc. on [________].
Executed on this [____] day of [_________].

/s/ Thomas Canfield
Corporate Secretary

SPIRIT AIRLINES INC.
2800 EXECUTIVE WAY
MIRAMAR, FL 33025

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M91353-P58985 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SPIRIT AIRLINES INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the following three Class I directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert D. Johnson
02) Barclay G. Jones III
03) Dawn M. Zier

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M91354-P58985

SPIRIT AIRLINES INC.
Annual Meeting of Stockholders
June 16, 2015 9:00 a.m. CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) B. Ben Baldanza and Thomas C. Canfield, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SPIRIT AIRLINES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. CDT, on June 16, 2015, at the Hilton Rosemont Chicago O'Hare, 5550 North River Road, Rosemont, Illinois 60018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side